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THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE CANNOT SELL THESE NOTES UNTIL A FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS IS AN OFFER TO SELL THESE NOTES OR IS SOLICITING AN OFFER TO BUY THESE NOTES IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED OCTOBER 7, 2003

PROSPECTUS SUPPLEMENT
(To the Prospectus Dated September 30, 2003)

$700,000,000

UNIVISION COMMUNICATIONS INC.

$                % Senior Notes Due 2006
$                % Senior Notes Due 2007
$                % Senior Notes Due 2008

        We are offering $            of our    % senior notes due 2006, $            of our    % senior notes due 2007 and $            of our    % senior notes due 2008. The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness from time to time outstanding. Interest on the notes will be payable on April 15 and October 15 of each year, commencing on April 15, 2004. We may redeem all or part of any series of notes at any time at the redemption prices set forth in this prospectus supplement. The notes will be fully and unconditionally guaranteed by subsidiary Guarantors.

        Investing in the notes involves risks. Please see "Risk Factors" beginning on page S-8 of this prospectus supplement and on page 8 of the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	2006 notes			2007 notes			2008 notes
	Per note		Total	Per note		Total	Per note		Total
Public offering price (1)%			$		%	$		%	$
Underwriting discounts		%	$		%	$		%	$
Proceeds, before expenses, to Univision Communications Inc		%	$		%	$		%	$

(1)
Plus accrued interest, if any from October    , 2003

        The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company, Clearstream Banking and Euroclear on or about October    , 2003.

Joint Bookrunning Managers

Citigroup	UBS Investment Bank

The date of this prospectus supplement is October    , 2003

TABLE OF CONTENTS

Prospectus Supplement

About this Prospectus Supplement	S-2
Prospectus Supplement Summary	S-3
Risk Factors	S-8
Use of Proceeds	S-10
Capitalization	S-11
Management	S-12
Description of the Notes	S-15
Certain United States Federal Income Tax Considerations	S-30
Underwriting	S-33
Legal Matters	S-34
Prospectus
About This Prospectus	3
Where You Can Find More Information	3
Incorporation of Information Filed with the SEC	3
Univision Communications Inc.	5
The Univision Capital Trusts	6
Use of Proceeds	7
Forward-Looking Statements	7
Risk Factors	8
Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	10
Description of Common Stock and Preferred Stock	10
Description of Debt Securities	15
Description of Warrants	20
Description of Purchase Contracts	22
Description of Units	22
Description of Depositary Shares	23
Description of Trust Preferred Securities	26
Plan of Distribution	44
Legal Matters	45
Experts	45

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (which we refer to as the "SEC") using a "shelf" registration process. Under this registration statement, we may sell from time to time common shares, preferred shares, debt securities, warrants, purchase contracts, units, depositary shares, and trust preferred securities in an aggregate principal amount of up to $1,000,000,000.

        This prospectus supplement describes the specific details regarding this offering of the notes. The accompanying prospectus provides general information about us, some of which may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the notes being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus as well as additional information described under "Where You Can Find More Information" in the accompanying prospectus before investing in the notes. You may also visit our website at www.univision.net, although the information found on this website or any of our other websites is not a part of this prospectus supplement or the accompanying prospectus.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the notes in any state or jurisdiction where the offer is not permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the notes.

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated into each by reference. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference, including "Risk Factors" herein and therein and the financial statements and related notes to those financial statements.

        As used in this prospectus supplement, the terms "Univision," "the Company," "we," "us" and "our" refer to Univision Communications Inc. Where specifically noted or where the context requires otherwise, such references also include our subsidiaries (including the Guarantors).

Univision Communications Inc.

        Univision Communications Inc., together with its wholly owned subsidiaries, is the leading Spanish-language media company in the United States with operations in four business segments: Television; Radio; Music; and Internet. Our Television business consists of the Univision, TeleFutura and Galavisión national broadcast and cable television networks, 54 owned-and-operated broadcast television stations (34 full-power and 20 low-power), and our television production business. Our Radio business is the largest Spanish-language radio broadcaster in the United States and currently owns and/or operates 65 radio stations in 17 of the top 25 U.S. Hispanic markets as well as four radio stations in Puerto Rico. For more information on our Radio business, see "—Recent Developments" below. Our Music business includes the Univision Music label, the Fonovisa label, and a 50% interest in Disa Records. Our Internet business operates our Internet portal, Univision.com.

        At June 30, 2003, we had an approximate 30% interest (approximately 27% on a fully converted basis) in Entravision Communications Corporation, a diversified Spanish-language media company that owns and operates the majority of our non-owned full-power television broadcast affiliates. Under an agreement that we reached with the U.S. Department of Justice in connection with our recent acquisition of Hispanic Broadcasting Corporation (which we refer to as "HBC"), we agreed to sell enough of our Entravision stock so that our fully-diluted ownership of Entravision does not exceed 15% by March 26, 2006 and 10% by March 26, 2009. This agreement will have no impact on our existing television station affiliation agreements with Entravision.

Recent Developments

        On September 22, 2003, we acquired HBC, in exchange for approximately 92 million shares of our Class A Common Stock, or approximately 26.5% of our fully diluted economic ownership. HBC became our radio division and has been renamed Univision Radio.

        Univision Radio owns and/or operates 65 radio stations in 17 of the top 25 U.S. Hispanic markets: Los Angeles; New York; Miami; San Francisco/San Jose; Chicago; Houston; San Antonio; Dallas; McAllen/Brownsville/Harlingen; San Diego; El Paso; Phoenix; Fresno; Albuquerque; Austin; Sacramento; and Las Vegas. Univision Radio also owns and operates four stations in Puerto Rico. In 2002, approximately 24% of Univision Radio's revenues and approximately 42% of its overall operating income were attributable to the Los Angeles market. The Univision Radio network of stations covers approximately 80% of the U.S. Hispanic population and has nearly 10 million listeners weekly.

        Univision Radio historically has acquired under-performing radio stations with good signal coverage of the target population and converted the existing station format to a Hispanic-targeted format. In addition, Univision Radio has acquired radio stations whose radio signals might eventually be upgraded or improved.

        Univision Radio programs more than 45 radio formats on its stations. Most music formats are primarily variations of regional Mexican, tropical, tejano and contemporary music styles. The regional Mexican format consists of various types of music played in different regions of Mexico; the tropical format consists primarily of salsa, merengue and cumbia music; and the tejano format consists of music originated in or indigenous to Texas but based on Mexican themes. Hispanics who may use English along with Spanish, or perhaps favor English over Spanish, are also reached by Univision Radio's stations through English-language formats tailored to the tastes of Hispanic audiences. Univision Radio currently programs these stations in the classic rock, smooth jazz and rhythmic/contemporary hit formats. According to the Spring 2003 Arbitron Ratings Book, we operated the leading Spanish-language radio station in the adult 25-54 age group, as measured by audience share, in 13 of the 15 largest markets and, during this same period, we operated 18 top-ten ranked radio stations, regardless of language or format, in such station's market.

        Radio broadcasting, like television broadcasting, is subject to the jurisdiction of the Federal Communications Commission (which we refer to as the "FCC") under the Communications Act of 1934, as amended. The FCC's regulation of radio stations is broadly similar to its regulation of television stations. Most of Univision Radio's station licenses are up for renewal in the next three years, although renewals are generally granted, provided that the licensee has complied with applicable FCC rules, policies and regulations. Detailed FCC rules regulate the extent to which an entity may have an attributable interest in multiple radio and television stations. These rules, which were recently revised by the FCC, although the effectiveness of the revisions has been stayed by the U.S. Court of Appeals for the Third Circuit, are currently in a state of flux, pending further review by Congress and the courts.

        Radio broadcasting, like television broadcasting, is a highly competitive business. Our radio stations compete for audiences and advertising revenues with other radio stations of all formats, as well as with other media, such as newspapers, magazines, television, cable television, outdoor advertising, online, and direct mail, within their respective markets. In addition, the radio broadcasting industry is subject to competition from new media technologies that are being developed or introduced, such as (1) satellite-delivered digital audio radio service, which has resulted and is expected to result in the introduction of new subscriber based satellite radio services with numerous niche formats, and (2) audio programming by cable systems, direct broadcast satellite systems, Internet content providers, personal communications services and other digital audio broadcast formats.

        HBC's Netmio.com became part of Univision Online's community-focused local web pages for the markets Univision Radio serves, Netmio.com provides local station information, event and entertainment guides, as well as information about local restaurants and cultural activities.

The Offering

        The following summary is not intended to be complete. For a more detailed description of the notes, see "Description of the Notes."

Issuer	Univision Communications Inc.
Notes Offered	$ million aggregate principal amount of % senior notes due 2006.
$ million aggregate principal amount of % senior notes due 2007.
$ million aggregate principal amount of % senior notes due 2008.
Maturity	The 2006 notes will mature on October 15, 2006, the 2007 notes will mature on October 15, 2007, and the 2008 notes will mature on October 15, 2008.
Interest Payment Dates
Interest will accrue at the rates per year specified in the title of each series of notes from the date of issuance and will be payable semiannually on each April 15 and October 15, commencing on April 15, 2004.
Guarantors
All of our current and future subsidiaries that guarantee our credit facility will guarantee the notes. Each Guarantor will provide a guarantee of payment of principal of and premium, if any, and interest on the notes on a senior unsecured basis. If we are unable to make payments on the notes when they are due, the Guarantors must make them instead. The Guarantors consist of most of our domestic subsidiaries. On both a pro forma basis reflecting our acquisition of HBC and on a non-pro forma basis, the Guarantors generated over 98% of our consolidated revenues in each of the year ended December 31, 2002 and the six months ended June 30, 2003 and held over 99% of our consolidated assets as of each of December 31, 2002 and June 30, 2003.
Ranking	The notes and the guarantees are senior unsecured obligations of Univision and the Guarantors. Accordingly, they will rank:
• equally with all of our and our Guarantors' existing and future senior unsecured obligations; and
• ahead of any of our and our Guarantors' future debt that is expressly provided to be subordinated to the notes or the guarantees.
Mandatory Sinking Fund	None.
Optional Redemption	We may redeem all or part of the notes at our option at any time at the redemption prices listed under "Description of the Notes — Optional Redemption."

Covenants
The indenture provides that neither we nor any of our subsidiaries will incur any lien (other than permitted liens). The indenture also contains limitations on our ability to incur subordinated indebtedness, enter into certain sale and leaseback transactions, and consolidate with or merge with or into other corporations. These covenants are subject to a number of important exceptions, limitations and qualifications that are described under "Description of the Notes—Covenants."
Form of Notes	The notes will be issued in book-entry form only, except in limited circumstances, and will be represented by one or more global securities deposited with or on behalf of The Depository Trust Company.
Use of Proceeds	We expect to use the estimated net proceeds of approximately $ million from this offering for repayment of certain existing indebtedness and to fund pending acquisitions. See "Use of Proceeds."

Risk Factors

        You should carefully consider all of the information contained in this prospectus supplement and in the accompany prospectus, including the discussions under "Risk Factors" regarding risks related to our business as well as risks involved in an investment in the notes.

Summary Selected Historical Consolidated Financial Data
and Summary Selected Pro Forma Condensed Combining Financial Data

        The following table presents selected historical consolidated statement of income data of Univision for the periods presented as well as pro forma condensed combining statement of income data of Univision for the periods presented.

        The historical consolidated statement of income data presented below for the fiscal years ended December 31, 2000, 2001 and 2002 have been derived from Univision's audited consolidated financial statements and related notes. The historical consolidated statement of income data presented below for the six months ended June 30, 2002 and 2003 have been derived from Univision's unaudited consolidated financial statements and related notes thereto. The historical financial data may not be indicative of Univision's future performance. You should read the following summary of selected historical consolidated financial data together with Univision's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Univision's consolidated financial statements and related notes in Univision's Annual Report on Form 10-K/A for the year ended December 31, 2002 and its Quarterly Reports on Form 10-Q as filed with the SEC, all of which are incorporated by reference in the accompanying prospectus.

        The unaudited pro forma condensed combining statement of income data presented below for the fiscal year ended December 31, 2002 and for the six months ended June 30, 2003 have been derived from Univision's unaudited pro forma condensed combining financial statements and related notes. The unaudited pro forma condensed combining income sheet data are presented as if our acquisition of HBC had occurred on January 1, 2002. The unaudited pro forma condensed combining financial data are based on the estimates and assumptions set forth in the notes to such pro forma information and are not necessarily indicative of the financial position or operating results that would have been achieved had the merger been consummated as of the dates indicated, nor are they necessarily indicative of future financial position or operating results. You should read the following summary of selected unaudited pro forma condensed combining financial data together with Univision's unaudited pro forma condensed combining financial statements and related notes included in Univision's Current Reports on Form 8-K as filed with the SEC on June 6, 2003 and on September 23, 2003, each of which is incorporated by reference in the accompanying prospectus.

	Actual					Pro Forma
	Year ended December 31,			Six months ended June 30,
						Year ended December 31, 2002	Six months ended June 30, 2003
	2000	2001	2002	2002	2003
	(in thousands)
Income Statement Data:
Net revenues	$863,459	$887,870	$1,091,293	$537,245	$581,842	$1,341,728	$712,028
Operating income	261,290	216,430	253,120	104,368	136,158	319,189	165,739
Interest expense, net	30,097	53,463	87,233	43,634	37,211	86,676	37,307
Net income	116,923	52,411	86,528	29,789	54,372	130,725	70,840
Other Financial Data:
Depreciation and amortization	66,765	84,069	78,818	37,247	39,240	91,085	45,892
Cash interest expense	22,619	44,733	77,259	38,531	37,531	78,287	38,037

RISK FACTORS

        Before making an investment in the notes, you should carefully consider the following discussion of risk factors, the discussion of risk factors under "Risk Factors" beginning on page 8 of the accompanying prospectus, and the other information included, incorporated, or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus. Additional risks that we are not presently aware of or that we currently believe are immaterial may also impair our business operations or financial performance.

We may need to allocate significant amounts of our cash flow to make payments on our indebtedness, which in turn could reduce our financial flexibility and ability to fund other activities.

        At June 30, 2003, after giving effect to our acquisition of HBC and the sale of the notes and repayment of certain existing indebtedness with the net proceeds from this offering, we would have had total indebtedness, including capital lease obligations, of approximately $1.5 billion on a pro forma basis. This indebtedness could have important consequences depending on our financial needs. For example, because it could require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, the indebtedness could:

  •
  reduce the availability of our cash flow to fund working capital, capital expenditures, acquisitions, investments and other general corporate purposes;

  •
  limit our flexibility in planning for or reacting to downturns or fluctuations in our business; and

  •
  limit our ability to borrow additional funds.

These effects in turn could place us at a competitive disadvantage compared to our competitors that have less debt and therefore more financial resources to dedicate to operations.

        Assuming we continue to comply with certain financial ratios and other conditions in our bank credit agreement, our principal repayment and interest obligations and capital lease obligations during 2003 will total approximately $52 million. Our ability to meet these obligations will depend on our ability to continue to generate cash in the future. Our cash flow is, to a certain extent, subject to general economic, financial, competitive and other factors that are beyond our control, and it is not certain that our business will continue to generate sufficient cash flow from operations in the future or that future borrowings or other capital will be available at all or on reasonable terms in an amount sufficient to enable us to make payments on our indebtedness. If we do incur additional indebtedness, the new debt, when added to our current debt levels, could augment the risks described above.

The notes are obligations of a holding company that has no independent operations and is dependent on its subsidiaries for cash.

        As a holding company, our investments in our operating subsidiaries constitute all of our operating assets. Our subsidiaries conduct all of our consolidated operations and own substantially all of our consolidated assets. As a result, we must rely on dividends and other advances and transfers of funds from our subsidiaries to meet our debt service and other obligations. The ability of our subsidiaries to pay dividends or make other advances and transfers of funds will depend on their respective results of operations and may be restricted by, among other things, applicable laws limiting the amount of funds available for payment of dividends and agreements of those subsidiaries.

Federal and state statutes may allow courts, under specific circumstances, to void the guarantees of the notes.

        The issuance of the guarantees of the notes may be subject to review under U.S. federal bankruptcy laws and comparable provisions of state fraudulent conveyance laws if a bankruptcy or reorganization case or lawsuit were to be commenced by or on behalf of a subsidiary guarantor's creditors. Under these laws, if a court were to find that at the time the subsidiary guaranteed the notes:

  •
  it issued the guarantee to delay, hinder or defraud present or future creditors; or

  •
  it received less than reasonably equivalent value or fair consideration for issuing the guarantee and that it was insolvent (or became insolvent by reason of the guarantee), that it was engaged (or about to engage) in a business or transaction for which its assets, after giving effect to its potential liability under the guarantee, constituted unreasonably small capital to carry on its business, or that it intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature, then the court could void the obligations under the guarantees of the notes, subordinate the guarantees of the notes to that subsidiary guarantor's other obligations, or take other action detrimental to holders of the guarantees of the notes.

        The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the laws of the applicable jurisdiction. Generally, however, a person would be considered insolvent if at the time it incurred the debt:

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        We cannot assure you as to the standard that a court would use to determine whether a subsidiary guarantor was solvent, or, regardless of the standard that the court uses, that the issuance of the guarantee of the notes would not be voided or that the guarantee of the notes would not be subordinated to other debt.

You may not be able to sell the notes easily.

        There is no established trading market for the notes, and we do not intend to apply for a listing of the notes on any securities exchange or automated interdealer quotation system. We cannot assure you that an active or liquid trading market will develop for the notes. The liquidity of any market for the notes will depend upon the number of holders, our financial performance, the market for similar securities, the interest of securities dealers in making a market and other factors. As a result, you may not be able to sell the notes easily.

USE OF PROCEEDS

        We expect to use the estimated net proceeds of approximately $            million from this offering for repayment of certain existing indebtedness and to fund pending acquisitions.

        The following table sets forth the estimated sources and uses of funds in connection with the offering:

Amount
Source of Funds:
Total proceeds from this offering	$

Total sources	$

Uses of Funds:
Repayment of bank term facility (1)	$
Repayment of borrowings under revolving credit facility (2)
Offering fees and expenses (3)
Pending acquisitions and other uses

Total uses	$

(1)
The bank term facility matures on July 18, 2006. The interest rates on loans outstanding under this facility as of June 30, 2003 ranged from 2.36% to 2.536% per year.

(2)
The revolving credit facility matures on July 18, 2006. The interest rates on loans outstanding under this facility as of June 30, 2003 ranged from 2.36% to 2.594% per year. Certain amounts were drawn under this facility within the preceding year and were used to finance acquisitions and for general corporate purposes. The revolving credit facility remains available for future borrowings even after the repayment contemplated in connection with this offering.

(3)
Consists of underwriting discounts and transaction expenses.

CAPITALIZATION

        The following table sets forth as of June 30, 2003 our unaudited consolidated capitalization on a historical basis, pro forma basis and pro forma as adjusted basis. The capitalization on a pro forma basis reflects our acquisition of HBC. The capitalization on a pro forma as adjusted basis further reflects the application of the estimated net proceeds of this offering, after deducting estimated offering fees and expenses. This table should be read in conjunction with our consolidated financial statements and the notes to those financial statements, as well as our pro forma financial information, that are included, incorporated or deemed incorporated by reference in this prospectus supplement.

	As of June 30, 2003
	Actual	Pro Forma	Pro Forma As Adjusted
	(in thousands)
Cash and cash equivalents	$66,601	$56,263	$	[ ]

Bank term facility	720,000	720,000		[ ]
Revolving credit facility	150,000	191,407		[ ]
Capital lease obligations	81,680	81,680		81,680
% senior notes due 2006 (offered hereby)(1)	—	—		[ ]
% senior notes due 2007 (offered hereby)(1)	—	—		[ ]
% senior notes due 2008 (offered hereby)(1)	—	—		[ ]
7.85% senior notes due 2011	496,010	496,010		496,010
Other debt	—	—		—
Total debt	1,447,690	1,489,097		[ ]

Stockholders' equity	1,617,865	4,949,139		4,949,139

Total capitalization	3,065,555	6,438,236		[ ]

(1)
We expect to enter into a fixed-to-floating interest rate swap in connection with the sale of the notes.

MANAGEMENT

        Our board of directors consists of three classes of directors: Class A/P; Class T; and Class V. The holders of our Class T common stock and the holders of our Class V common stock are each entitled to elect one director and one alternate director who serves in the absence of the Class T or Class V director, respectively. All of our other directors are elected by the holders of our Class A and P common stock voting together as a single class.

        The following lists our current directors and executive officers:

Name	Age	Position
A. Jerrold Perenchio	72	Chairman, Class A/P Director and Chief Executive Officer
Robert V. Cahill	72	Vice Chairman and Secretary
George W. Blank	52	Executive Vice President and Chief Financial Officer
Andrew W. Hobson	41	Executive Vice President
C. Douglas Kranwinkle	62	Executive Vice President and General Counsel
Ray Rodriguez	52	Class A/P Director and President and Chief Operating Officer of the Univision Network
Harold Gaba	57	Class A/P Director
Alan F. Horn	60	Class A/P Director
John G. Perenchio	48	Class A/P Director
McHenry T. Tichenor, Jr.	48	Class A/P Director, Executive Vice President and President of Univision Radio
Fernando Aguirre	45	Class A/P Director
Emilio Azcárraga Jean	34	Class T Director
Alfonso de Angoitia	40	Class T Alternate Director
Alejandro Rivera	60	Class V Director
Victor M. Ferreres	44	Class V Alternate Director

        A. Jerrold Perenchio.    Mr. A. Jerrold Perenchio has been Chairman of the Board and Chief Executive Officer of Univision since December 1992. From December 1992 through January 1997, he was also Univision's President. Mr. Perenchio has owned and been active in Chartwell Partners LLC (an investment firm active in the media and communications industry) since it was formed in 1983. Mr. Perenchio is the father of John G. Perenchio.

        Robert V. Cahill.    Mr. Cahill has been our Vice Chairman and Secretary since May 2001 and was a Corporate Vice President and Corporate Secretary from December 1992 until May 2001. Mr. Cahill has been Executive Vice President and General Counsel of Chartwell Partners, an affiliate of Mr. Perenchio, since 1985. While at Chartwell Partners, he has also been the vice president of various other corporations and partnerships affiliated with Mr. Perenchio that, among other things, engage in businesses in the media and communications industry. Mr. Cahill has been an associate of Mr. Perenchio for over 25 years.

        George W. Blank.    Mr. Blank has been an Executive Vice President and our Chief Financial Officer since December 1992 and Chief Financial Officer of the Univision Network since 1995. Mr. Blank joined Hallmark Cards Incorporated in March 1987 as a consultant. In September 1987, he became Vice President, Finance and Chief Financial Officer of Univision Holdings, Inc., our predecessor.

        Andrew W. Hobson.    Mr. Hobson has been an Executive Vice President since May 2001 and was an Executive Vice President of the Univision Network from 1993 until May 2001. From 1990 through 1993, he was a Principal at Chartwell Partners. Before joining Chartwell Partners, Mr. Hobson was a

Vice President in the investment banking group of Bankers Trust Co., where he was employed from 1984 to 1990.

        C. Douglas Kranwinkle.    Mr. Kranwinkle has been an Executive Vice President and our General Counsel since September 2000. From January 1989 until September 2000, Mr. Kranwinkle was a partner of O'Melveny & Myers LLP, a law firm. While at O'Melveny & Myers LLP, Mr. Kranwinkle was the head of its Capital Markets Group from February 1990 until December 1993, the managing partner of its New York office from December 1993 until June 1997, and its managing partner from April 1996 until September 2000.

        Ray Rodriguez.    Mr. Rodriguez has been President and Chief Operating Officer of the Univision Network since December 1992. Also, since August 2001, Mr. Rodriguez has been President and Chief Operating Officer of the TeleFutura Network and of the Galavision Network.

        Harold Gaba.    Mr. Gaba has been President and Chief Executive Officer of ACT III Communications Holdings, L.P. (a multi-media communications company with interests in theatrical exhibition, television and motion picture production, and broadcasting) since August 1990. From 1992 through 1997, he served as Chief Executive Officer and a director of ACT III Theatres, Inc., and, from November 1992 through January 1996, he also served as Chief Executive Officer and a director of Act III Broadcasting, Inc. Since September 1999, Mr. Gaba has also served as Chairman of the Board of Concord Records, Inc.

        Alan F. Horn.    Mr. Horn has been President and Chief Operating Officer of Warner Bros. since October 1999. He was Chairman and Chief Executive Officer of Castle Rock Entertainment from January 1987 to October 1999. Before that, Mr. Horn was President and Chief Operating Officer of 20th Century Fox Film Corporation, and, prior to that, Chief Executive Officer of Embassing Communications.

        John G. Perenchio.    Mr. Perenchio has been an executive at Chartwell Partners and Vice President of Malibu Bay Company (a real estate development and management company) since 1990. Since August 1997, Mr. Perenchio has been President of Ultimatum Music, LLC (a record and music publishing company). Mr. Perenchio is the son of A. Jerrold Perenchio.

        McHenry Tichenor, Jr.    Mr. Tichenor has been an Executive Vice President of Univision Communications Inc. and the President of Univision Radio since the completion of our acquisition of HBC on September 22, 2003. Mr. Tichenor was the Chairman of the Board, President, Chief Executive Officer, and a director of HBC from February 1997 until its acquisition by Univision. From 1981 until February 1997, Mr. Tichenor was the President, Chief Executive Officer and a director of Tichenor Media System, Inc.

        Fernando Aguirre.    Mr. Aguirre has been President (Special Projects) of Procter & Gamble Company since 2002. From 1996 through 2002, Mr. Aguirre served Procter & Gamble Company in various positions, including President (Global Feminine Care), Vice President (Global and US Snacks and Food Products), President (Mexico), Regional Vice President (Latin America North) and Regional Vice President (Laundry and Cleaning—Latin America). Mr. Aguirre is a member of the Board of Directors of Corporación Zapata, one of the largest Ford car and truck distributors in Mexico and Latin America.

        Emilio Azcárraga Jean.    Mr. Azcárraga has served as the President, Chief Executive Officer and Chairman of the Board of Directors of Televisa since March 1997. Mr. Azcárraga has been a member of the Board of Televisa since December 1990. In January 2002, he became a director of Univision and was elected as the Vice Chairman of the Board of Univision.

        Alfonso de Angoitia.    Mr. Angoitia has been Chief Financial Officer and Executive Vice President of Televisa since May 2000 and has been a member of the Board of Directors of Televisa since April 2000. Since 1998, Mr. Angoitia has been Secretary of the Board of Directors and of the Executive Committee of Televisa. Mr. Angoitia has also been a partner of Mijares, Angoitia, Cortes y Fuentes (a law firm in Mexico) for the last seven years, although he is currently on a leave of absence from such position.

        Alejandro Rivera.    Mr. Rivera has served in executive positions with companies in the Cisneros Group since 1976. Since May 1988, Mr. Rivera has been the Managing Director and Vice President of Venevision International LLC (f/k/a Venevision International, Inc.) and since September 1996 has also been the Director and President of Venevision International Corporation. Mr. Rivera is a member of the Board of Directors of Pueblo Xtra International, Inc. Mr. Rivera was the Class V Alternate Director from 1996 until his election as the Class V Director in 2000.

        Victor M. Ferreres.    Mr. Ferreres has been the President of the Venevision network and station group of Corporacion Venezolana de Television, C.A. (VENEVISION) since January 2001. From July 1998 to December 2000, Mr. Ferreres was the President of Galaxy Entertainment de Venezuela, C.A. (DirecTV Latin America) and Satelites de Puerto Rico (DirecTV Latin America). From January 1996 to July 1998, he was General Manager of Galaxy Entertainment de Venezuela, C.A. (DirecTV Latin America).

DESCRIPTION OF THE NOTES

        The notes will be issued as separate series of senior debt securities under our indenture dated as of July 18, 2001, as supplemented and amended (which we refer to as the "indenture" in this prospectus supplement), among Univision, the Guarantors and The Bank of New York, as trustee. The following summary of provisions of the notes, the guarantees and the indenture is not complete and is qualified in its entirety by reference to all of the provisions of the indenture, which provisions are incorporated by reference in this prospectus supplement. To obtain a copy of the indenture, see "Where You Can Find More Information" in the accompanying prospectus.

        Capitalized terms used in the discussion below but not otherwise defined below have the meanings assigned to them in the indenture.

        The 2006 notes, the 2007 notes and the 2008 notes will be separate series of debt securities issued pursuant to the indenture. The following discussion of provisions of the notes and the guarantees, including the discussion of the provisions described under "—Optional Redemption," "—Events of Default and Remedies," "—Legal Defeasance and Covenant Defeasance," and "—Amendment, Supplement and Waiver" below, applies to each series individually.

Brief Description of the Notes and the Guarantees

  The Notes

        The notes will be:

  •
  our senior unsecured obligations;

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  equal in right of payment with all of our existing and future senior unsecured Indebtedness;

  •
  senior in right of payment to any of our future subordinated Indebtedness; and

  •
  unconditionally guaranteed by the Guarantors.

        The indenture does not limit our ability to incur Indebtedness or require the maintenance of financial ratios or specified levels of net worth or liquidity. However, the indenture restricts our ability and the ability of our Subsidiaries to enter into certain transactions. See "—Covenants" below. The indenture does not contain any provisions which would require us to repurchase or redeem or otherwise modify the terms of the notes upon a change of control.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture. All of the notes will be registered in the name of The Depository Trust Company or its nominee, except in limited circumstances set forth in "—Book-Entry Issuance" below.

        The notes will only be issued in minimum denominations of $1,000 and integral multiples thereof.

  The Guarantees

        The notes will be guaranteed by the Guarantors. These subsidiary guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its subsidiary guarantee will be limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Federal and state statutes may allow courts, under specific circumstances, to void the guarantees of the notes."

        Each subsidiary guarantee of the notes will be:

  •
  a senior unsecured obligation of the Guarantor;

  •
  equal in right of payment to all existing and future senior unsecured Indebtedness of that Guarantor; and

  •
  senior in right of payment to any future subordinated Indebtedness of that Guarantor.

        Without the consent of the holders of the notes, a Guarantor may not consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other Person, except if:

  •
  the successor entity will be the Guarantor or a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and will expressly assume the Guarantor's obligations under the guarantee and the indenture; and

  •
  immediately after such merger or consolidation, or such sale, lease or conveyance, no Default or Event of Default exists.

        Subject to those limitations set forth in the indenture, the trustee may receive from such Guarantor an officer's certificate and an opinion of counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of the indenture.

        Not all of our Subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. On both a pro forma basis reflecting our acquisition of HBC and on a non-pro forma basis, the Guarantors generated over 98% of our consolidated revenues in each of the year ended December 31, 2002 and the six months ended June 30, 2003 and held over 99% of our consolidated assets as of each of December 31, 2002 and June 30, 2003.

        The Guarantors also guarantee our credit facility. The guarantee of the notes of any Guarantor will be released when the guarantee of such Guarantor under a Credit Facility is released. The guarantee of the notes by any Subsidiary will be reinstated if such Subsidiary once again guarantees the obligations of the Company under a Credit Facility.

        The notes will be effectively subordinated to all existing and future Indebtedness and other liabilities of our Subsidiaries. However, as discussed above, the guarantees will rank equal to the existing and future senior unsecured Indebtedness of the Guarantors, and senior to the future subordinated Indebtedness of the Guarantors. Our right to receive assets of any of our Subsidiaries upon the Subsidiary's liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that we are recognized as a creditor of the Subsidiary, in which case our claims would still be subordinate in right of payment to any security in the assets of the Subsidiary and any Indebtedness of the Subsidiary senior to that held by us. At June 30, 2003, on a pro forma basis reflecting our acquisition of HBC, our Subsidiaries had total consolidated liabilities of approximately $3 billion, of which the Guarantors accounted for approximately 99% of the total.

Principal, Maturity and Interest

        We will issue the 2006 notes in an aggregate principal amount of $            million, the 2007 notes in an aggregate principal amount of $             million and the 2008 notes in an aggregate principal amount of $    million.

        The 2006 notes will mature on October 15, 2006, the 2007 notes will mature on October 15, 2007, and the 2008 notes will mature on October 15, 2008.

        Interest on each series of notes will accrue at the rate per year specified in the title of that series of notes. Interest will be payable semi-annually in arrears on April 15 and October 15 of each year, with the first such payment made on April 15, 2004. We will make each interest payment to the holders of record on the immediately preceding April 1 and October 1.

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If an interest payment date or the maturity date falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date or maturity date, as the case may be. As used in this prospectus supplement, the term "business day" means any day except Saturday or Sunday or any day on which banking institutions are authorized or required by law or executive order to remain closed in New York City.

Paying Agent and Registrar

        The trustee will initially act as paying agent and registrar.

Further Issuances of Notes

        We may, without the consent of the holders of the notes, create and issue additional notes ranking equally with the notes in all respects, including having the same CUSIP number, so that such additional notes shall be consolidated and form a single series of notes with the notes offered hereby and shall have the same terms as to status, redemption or otherwise as the notes offered hereby. No additional securities may be issued if an Event of Default has occurred and is continuing with respect to the notes, or if we have effected legal defeasance or covenant defeasance, or if we have effected satisfaction and discharge with respect to the notes.

Optional Redemption

        All or part of the notes of a series may be redeemed at our option at any time or from time to time. The redemption price for the notes to be redeemed on any redemption date will be equal to the greater of the following amounts:

  •
  100% of the principal amount of the notes being redeemed on the redemption date; and

  •
  the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus    basis points, as determined by the Reference Treasury Dealer (as defined below), plus, in each case, accrued and unpaid interest, if any, thereon to the redemption date. Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

        "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the notes of the series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such quotation.

        "Reference Treasury Dealer" means (A) Citigroup Global Markets Inc. and UBS Securities LLC (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City or Stamford, Connecticut (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the trustee after consultation with us.

        "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

Selection and Notice of Redemption

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

        No notes of $1,000 or less can be redeemed in part. We will mail notices of redemption by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that we may mail redemption notices more than 60 days before a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date. Notices of redemption are irrevocable.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of the note upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

No Mandatory Redemptions or Repurchases

        We will not be required to make mandatory redemption or sinking fund payments with respect to the notes or to offer to repurchase any of the notes upon a change of control or with the proceeds of any asset sales.

Covenants

  Limitation on Incurrence of Subordinated Indebtedness

        Neither we nor any of the Guarantors will incur any Indebtedness that is contractually subordinated in right of payment to any of our or such Guarantor's other Indebtedness unless such Indebtedness is also contractually subordinated in right of payment to the notes or the guarantees, as applicable, on substantially identical terms; provided, however, that none of our or any of the Guarantors' Indebtedness will be deemed to be contractually subordinated in right of payment to any of our or such Guarantor's other Indebtedness solely by virtue of being unsecured.

  Limitation on Liens

        We will not, and will not permit any of our Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of our or our Subsidiaries' properties or assets, now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

  Limitation on Sale and Leaseback Transactions

        We will not, and will not permit any of our Subsidiaries to, enter into any sale and leaseback transaction; provided that we or any of our Subsidiaries may enter into a sale and leaseback transaction if the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction, and if either:

  •
  we or that Subsidiary could have incurred a Lien to secure such Indebtedness pursuant to the covenant described above under "—Limitation on Liens" above; or

  •
  we, within 120 days of the effective date of the sale and leaseback transaction, apply an amount not less than the fair market value of such property to one or more of: (a) the optional redemption of some or all of the notes in accordance with the provisions of the indenture; (b) the payment or retirement of other funded non-subordinated Indebtedness incurred or assumed by us; or (c) the purchase of other property by us at not more than its fair market value.

  Merger, Consolidation or Sale of Assets

        We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other Person, provided, that:

  •
  either Univision will be the continuing corporation, or the successor corporation will be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and will expressly assume, by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the notes and the indenture; and

  •
  immediately after such merger or consolidation, or such sale, lease or conveyance, no Default or Event of Default exists.

        Subject to those limitations set forth in the indenture, the trustee may receive from us an officer's certificate and an opinion of counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of the indenture.

  Additional Subsidiary Guarantees

        If any of our present or future Subsidiaries that is not a Guarantor guarantees or otherwise provides direct credit support for borrowings by Univision under a Credit Facility after the date of the indenture, then that Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 10 business days of the date on which it guaranteed or otherwise began providing such direct credit support.

Events of Default and Remedies

        Each of the following will be an Event of Default with respect to the notes of any series:

  •
  default for 30 days in the payment when due of interest on the notes of that series;

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  default in payment when due of the principal of or premium, if any, on the notes of that series;

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  failure by us or any of our Subsidiaries to comply with any covenant or agreement in the indenture for 60 days after notice is given by the trustee or the holders of at least 25% in principal amount of the notes of that series then outstanding;

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  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Subsidiaries, or the payment of which is guaranteed by us or any of our Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

  •
  is caused by a failure to pay principal of or premium, if any, on such Indebtedness before the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  •
  results in the acceleration of such Indebtedness prior to its express maturity,

    and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75 million or more and the Payment Default or such acceleration is not rescinded or annulled, or such Indebtedness for money borrowed is not discharged, within 30 days after written notice to us by the trustee or the holders of at least 25% in principal amount of the notes of that series then outstanding;

  •
  except as permitted by the indenture, any guarantee of the notes of that series shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, shall deny or disaffirm its obligations under its guarantee of the notes; and

  •
  certain events of bankruptcy or insolvency with respect to us, any of our Subsidiaries that is a Significant Subsidiary or any group of our Subsidiaries that, taken together, would constitute a Significant Subsidiary.

        In the case of an Event of Default arising from the invalidation of the guarantees, or certain events of bankruptcy or insolvency with respect to us, any of our Subsidiaries that is a Significant Subsidiary or any group of our Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes and debt securities under the indenture will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes of a series may declare all the notes of that series to be due and payable immediately.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes of a series may direct the trustee in its exercise of any trust or power.

        The holders of a majority in aggregate principal amount of the notes then outstanding of a series by notice to the trustee may waive, on behalf of the holders of all of the notes of that series, any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default (1) in the payment of interest or premium, if any, on, or the principal of, the notes or (2) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder affected.

No Personal Liability of Directors, Officers, Employees and Stockholders

        None of our or any of our Guarantors' directors, officers, employees, incorporators or stockholders, as such, will have any liability for any of our or such Guarantor's obligations under the notes, the indenture or the Subsidiary guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        We may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding notes of a series and all obligations of the Guarantors discharged with respect to their subsidiary guarantees ("legal defeasance") except for:

  •
  the rights of holders of outstanding notes to receive payments in respect of the principal of or interest or premium, if any, on such notes when such payments are due from the trust referred to below;

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  our obligations with respect to the notes concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes, the maintenance of an office or agency for payment and money for security payments held in trust;

  •
  the rights, powers, trusts, duties and immunities of the trustee, and our and the Guarantors' obligations in connection therewith; and

  •
  the legal defeasance provisions of the indenture.

        In addition, we may, at our option and at any time, elect to have our and our Guarantors' obligations released with respect to certain covenants that are described in the indenture ("covenant defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event covenant defeasance occurs, certain events described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either legal defeasance or covenant defeasance:

  •
  we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, Government Securities, or a combination of cash in U.S. dollars and Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of or interest and premium on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be;

  •
  in the case of legal defeasance, we have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

  •
  in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

  •
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  •
  such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

  •
  we must deliver to the trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the holders of notes over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or the creditors of others; and

  •
  we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to legal defeasance or covenant defeasance have been complied with.

        If we elect either legal defeasance or covenant defeasance with respect to a series, we must so elect it with respect to all of the notes of that series.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the notes or the guarantees may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding of each affected series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or compliance with any provision of the indenture or the notes or the guarantees may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes of each affected series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

  •
  change the Stated Maturity or the principal of or premium, if any, or any installment of principal of or premium, if any, or interest on, any note, or reduce the principal amount of notes, or reduce the rate of interest on the notes, or reduce any premium payable upon redemption of the notes or change any place of payment, or impair the right to institute suit for the enforcement of any such action on or after the Stated Maturity thereof;

  •
  reduce the percentage in principal amount of the notes, the consent of whose holders is required for any supplemental indenture or waiver provided for in the indenture;

  •
  modify or affect the terms and conditions of the obligations of any Guarantor to make due and punctual payment of the principal of or premium, if any, or interest on the notes;

  •
  modify the terms governing the ability to make any of these amendments, the terms governing waivers of past Defaults, or the terms governing waivers of certain covenants.

        Notwithstanding the preceding, without the consent of any holder of notes, we, the Guarantors and the trustee may amend or supplement the indenture or the notes or the guarantees:

  •
  to cure any ambiguity, defect or inconsistency, to evidence the assumption by our or the trustee's successor, or to establish forms and terms for the notes otherwise permitted by the indenture;

  •
  to change or eliminate any of the provisions of the indenture so long as such change or elimination does not apply to any note or guarantee entitled to the benefit of such provision or modify the rights of any holder thereof;

  •
  to permit the issuance of the notes in bearer form;

  •
  to provide for the assumption of our obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of our assets;

  •
  release any Guarantor from any of its obligations under its subsidiary guarantee or the indenture, except in accordance with the terms of the indenture;

  •
  to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder; or

  •
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes of any series issued thereunder, when:

  •
  either:

  •
  all notes of that series that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

  •
  all notes of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation of principal or premium, if any, and accrued interest to the date of maturity or redemption;

  •
  no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or any Guarantor is a party or by which we or any Guarantor is bound;

  •
  we or any Guarantor has paid or caused to be paid all sums payable by us or it under the indenture; and

  •
  we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes of that series at maturity or the redemption date, as the case may be.

        In addition, we must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Book-Entry Issuance

  The Depository Trust Company

        The notes will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company (which we refer to as "DTC") or its nominee. Thus, we will not issue certificated securities to you for the notes, except in the limited circumstances described below. Each global security will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased the notes. Each participant will then keep a record of its clients. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred. DTC, its nominees and their successors may, however, transfer a global security as a whole to one another, and these transfers are required to be recorded on our records or a register to be maintained by the trustee.

        Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and its participants. DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its direct participants deposit with DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants' accounts. This eliminates the need to exchange certificated securities. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

        DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

        When you purchase notes through the DTC system, the purchases must be made by or through a direct participant, which will receive credit for the notes on DTC's records. When you actually purchase the notes, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect participants' records. DTC will have no knowledge of your individual ownership of the notes. DTC's records will show only the identity of the direct participants and the amount of the notes held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the notes to DTC's nominee. The trustee and we will treat DTC's nominee as the owner of each global security for all purposes. Accordingly, the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by us directly to DTC, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial holder.

        It is DTC's current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct participants' accounts on the payment date based on their holdings. In addition, it is DTC's current practice to pass through any consenting or voting rights to such participants by using an omnibus proxy. Those participants will, in turn, make payments to and solicit votes from you, the ultimate owner of notes, based on their customary practices. Payments to you will be the responsibility of the participants and not of DTC, the trustee or us.

        Notes represented by one or more global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

  •
  DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or

  •
  we decide to discontinue the book-entry system.

        If the global security is exchanged for certificated securities, the trustee will keep the registration books for the notes at its corporate office and follow customary practices and procedures regarding those certificated securities.

  Clearstream Banking and Euroclear

        Clearstream Banking, société anónymé (which we refer to as "Clearstream Banking") and Euroclear Bank S.A./N.V. (which we refer to as "Euroclear") are two European book-entry depositaries similar to DTC.

        Links have been established among DTC, Clearstream Banking and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

        Although DTC, Clearstream Banking and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

        Clearstream Banking and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream Banking and Euroclear, as participants in DTC.

        When notes are to be transferred from the account of a DTC participant to the account of a Clearstream Banking participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking or Euroclear through a participant at least one day prior to settlement. Clearstream Banking or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream Banking or Euroclear will credit its participant's account. Credit for the notes will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream Banking or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream Banking or Euroclear participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream Banking or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream Banking or Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream Banking or Euroclear participant's account will instead be valued as of the actual settlement date.

        You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream Banking and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream Banking and Euroclear on the same business day as in the United States.

  CUSIP and ISIN Numbers and Common Codes

        The notes have been accepted for clearance through DTC, Clearstream Banking and Euroclear and have been assigned the following identification numbers:

	CUSIP Number	ISIN Number	Common Codes
2006 notes
2007 notes
2008 notes

Definitions

        The following are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this prospectus supplement for which no definition is provided.

        "Board of Directors" means, with respect to us and our Subsidiaries, as the context may require:

  •
  with respect to a corporation, the board of directors of the corporation or any committee of that board duly authorized to act thereunder;

  •
  with respect to a partnership, the board of directors of the general partner of the partnership; and

  •
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of a liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

  •
  in the case of a corporation, corporate stock;

  •
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  •
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  •
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Credit Agreement" means that certain Credit Agreement, dated as of July 18, 2001, by and among us, the guarantors party thereto and the lenders party thereto, BNP Paribas and J.P. Morgan Securities Inc., as joint book managers and joint lead arrangers, and JPMorgan Chase Bank, as administrative agent (as amended through the date hereof), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities of ours or any of our Subsidiaries, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit, and which are not callable or redeemable at the option of the issuer thereof.

        "Guarantors" means each of our present and future Subsidiaries that guarantee any of our Credit Facilities.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  •
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

  •
  other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

  •
  in respect of borrowed money;

  •
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  •
  in respect of banker's acceptances;

  •
  representing Capital Lease Obligations;

  •
  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

  •
  representing any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any indebtedness of any other Person.

        The amount of any Indebtedness outstanding as of any date will be:

  •
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

  •
  the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Permitted Liens" means:

  •
  with respect to any Subsidiary, Liens in favor of us or any Guarantor;

  •
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with us or any Subsidiary of ours; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with us or our Subsidiary;

  •
  Liens on property existing at the time of acquisition of the property by us or any Subsidiary of ours, provided that such Liens were in existence prior to the contemplation of such acquisition;

  •
  Liens to secure Indebtedness represented by Capital Lease Obligations relating to long-term capital leases of satellite transponders used in our business or that of any of our Subsidiaries ("Transponder Leases");

  •
  Liens to secure Indebtedness represented by Capital Lease Obligations (other than Transponder Leases), mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in our business or that of any of our Subsidiaries, in an aggregate principal amount, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause, not to exceed $100 million at any time outstanding;

  •
  Liens to secure the performance of bids, trade contracts (other than for borrowed money), statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  •
  Liens existing on the date of the indenture;

  •
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

  •
  Liens incurred in the ordinary course of our business or that of any Subsidiary of ours with respect to obligations that do not exceed $50 million at any one time outstanding;

  •
  Liens arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and claims secured thereby are being contested in good faith by appropriate proceedings;

  •
  Liens created by operation of law not securing the payment of Indebtedness for money borrowed or guaranteed, including carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith by appropriate proceedings;

  •
  pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

  •
  easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, would not cause a material adverse effect on our and our Subsidiaries' business, operations, property, condition or prospects, taken as a whole;

  •
  leases and subleases of real property which do not materially interfere with the ordinary conduct of our or our Subsidiaries' business;

  •
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by us or our Subsidiaries in the ordinary course of business;

  •
  Liens securing the notes and guarantees; and

  •
  Liens securing any Indebtedness incurred to refinance, refund, replace, renew, repay or extend any Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such Regulation is in effect on the date hereof.

        "Subsidiary" means, with respect to any specified Person:

  •
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  •
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes. It does not purport to provide a complete analysis of all the potential tax considerations. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations, administrative rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change or differing interpretation possibly with retroactive effect.

        Except as specifically discussed below with regard to Non-U.S. Holders (as defined below), this summary applies only to U.S. Holders (as defined below) that are beneficial owners of notes and that will hold notes as capital assets for U.S. tax purposes. In this summary, "U.S. Holder" means a beneficial owner of notes that is (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust that is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or has in effect a valid election to be treated as a U.S. person for U.S. tax purposes; and "Non-U.S. Holder" means a beneficial owner of notes that is not a U.S. Holder. Non-U.S. Holders are subject to special U.S. federal income tax considerations, some of which are discussed below.

        This summary does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules such as banks or other financial institutions, holders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, certain U.S. expatriates, dealers in securities or currencies, persons that will hold Notes as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes, persons deemed to sell notes under the constructive sale provisions of the Code, or persons whose functional currency is other than the U.S. dollar. In addition, the summary does not address tax considerations applicable to Non-U.S. Holders whose ownership or disposition of notes is related to the conduct of a U.S. trade or business, nor does it discuss special rules that may apply to certain Non-U.S. Holders such as "controlled foreign corporations," "passive foreign investment companies" and "foreign personal holding companies" or to the owners of such Non-U.S. Holders. Finally, the summary is generally limited to the tax consequences to initial holders and neither considers holders of interests in pass-through entities that hold notes nor addresses special rules that may apply if notes are called before the maturity date.

        We have not sought any ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. In addition, the IRS is not precluded from successfully adopting a contrary position. This summary does not consider the effect of the federal estate or gift tax laws (except to the limited extent set forth below with respect to Non-U.S. Holders) or the tax laws of any applicable foreign, state, local or other jurisdiction.

        Investors considering the purchase of notes should consult with their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the federal estate or gift tax rules, or under the laws of any state, local or foreign jurisdiction, or under any applicable tax treaty.

U.S. Tax Considerations for U.S. Holders

  Taxation of Interest

        A U.S. Holder will generally be required to recognize as ordinary income from domestic sources any interest paid or accrued on the notes, in accordance with the holder's regular method of tax accounting.

  Sale, Exchange or Redemption of the Notes

        Upon the sale, exchange, redemption, or other disposition of a note, a U.S. Holder generally will recognize gain or loss equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued interest income not previously included in income, which will be taxable as ordinary income) and (2) such holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such holder reduced by any cash payments on the note other than qualified stated interest. The gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period in the note is more than one year at the time of sale, exchange or redemption. The deductibility of capital losses is subject to limitations.

        Prospective investors should consult their own tax advisors concerning the tax consequences of a sale, exchange, redemption, or other disposition of notes.

  Backup Withholding and Information Reporting

        We will report to the holders and the IRS the amount of any interest paid on the notes in each calendar year and the amounts of tax withheld, if any, with respect to the payments where required. A U.S. Holder may be subject to backup withholding tax (at a rate of 28%) with respect to interest payments and gross proceeds from the sale, exchange or retirement of notes unless (1) the U.S. Holder is a corporation or comes within certain other exempt categories or (2) prior to payment, the U.S. Holder provides an accurate taxpayer identification number and certifies as required on a duly completed and properly executed IRS Form W-9 (or permitted substitute form), and otherwise complies with the requirements of the backup withholding rules.

        Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner.

U.S. Tax Considerations for Non-U.S. Holders

        In general, subject to the discussion below concerning backup withholding:

        (1)   Payments of principal or interest on the notes to a Non-U.S. Holder will not be subject to U.S. federal income tax or U.S. tax withholding, provided that, in the case of interest, (i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such Non-U.S. Holder is not a "controlled foreign corporation" related to us for U.S. federal income tax purposes, (iii) such Non-U.S. Holder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (iv) prior to payment, a statement (generally made on a properly completed and duly executed IRS Form W-8BEN (or a permitted substitute form)) is received certifying that the beneficial owner of the note is not a U.S. person for U.S. tax purposes;

        (2)   Interest on notes not excluded from U.S. federal income tax or U.S. tax withholding as described in (a) above generally will be subject to U.S. withholding tax at a 30% rate, except where an applicable U.S. income tax treaty provides for the reduction or elimination of such withholding tax and applicable certification requirements are met; and

        (3)   A Non-U.S. Holder of a note will not be subject to U.S. federal income tax on gains realized on the sale, exchange, redemption, or other disposition of such note unless such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met.

        The foregoing does not deal with all aspects of U.S. federal income and withholding tax that may be relevant to a Non-U.S. Holder. Non-U.S. Holders are advised to consult their own tax advisors for specific advice concerning their ownership and disposition of notes.

  Backup Withholding and Information Reporting

        Where required, we will report to the holders of notes and the IRS the amount of any interest paid on the notes in each calendar year and the amounts of tax withheld, if any, with respect to the payments. Non-U.S. Holders who have provided the forms and certifications mentioned above or who have otherwise established an exemption will generally not be subject to backup withholding tax if neither we nor our agent has actual knowledge or reason to know that any information on those forms and certifications is unreliable or that the conditions of the exemption are not in fact satisfied.

        Payments of the proceeds from the sale, exchange, redemption, or other disposition of a note to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting, but not backup withholding, may apply to those payments if the broker is (1) a U.S. person, (2) a "controlled foreign corporation" for U.S. tax purposes, (3) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business, or (4) a foreign partnership with certain connections with the United States.

        Information reporting and backup withholding may apply to payment of the proceeds from a sale of a note by a Non-U.S. Holder to or through the U.S. office of a broker unless the holder establishes an exemption from one or both.

        Non-U.S. Holders should consult their tax advisors regarding the application of information and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for establishing such exemption, if available. Backup withholding is not a separate tax, but is allowed as a refund or credit against the holder's U.S. federal income tax provided that the required information is furnished to the IRS in a timely manner.

UNDERWRITING

        Citigroup Global Markets Inc. and UBS Securities LLC are acting as joint bookrunning managers and the representatives of the underwriters.

        Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to the underwriters named below, severally and not jointly, the principal amount of the notes set forth opposite their respective names.

Underwriter	Principal Amount of 2006 Notes	Principal Amount of 2007 Notes	Principal Amount of 2008 Notes
Citigroup Global Markets Inc.	$	$	$
UBS Securities LLC

Total	$	$	$

        The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes is subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the notes if any of the notes are taken.

        The underwriters have advised us that they propose to offer the notes to the public initially at the public offering prices set forth on the cover page of this prospectus supplement. The underwriters may also offer notes to dealers at that price less concessions not in excess of    % of the principal amount of the 2006 notes,    % of the principal amount of the 2007 notes and    % of the principal amount of the 2008 notes. The underwriters may allow, and these dealers may reallow, a concession to other dealers not in excess of    % of the principal amount of the 2006 notes,    % of the principal amount of the 2007 notes and    % of the principal amount of the 2008 notes. After the initial public offering of the notes is completed, the public offering prices and these concessions may be changed.

        The notes are a new issue of securities with no established trading market. The underwriters have advised us the underwriters intend to make a market in the notes. The underwriters are not obligated, however, to do so and may discontinue their market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

        In connection with the offering, SEC rules permit the underwriters to engage in certain transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the underwriters create a short position in the notes in connection with the offering by selling a larger principal amount of notes than as set forth on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. Neither the underwriters nor we can make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither the underwriters nor we make any representation that the underwriters will engage in such transactions, or that such transactions, once begun, will not be discontinued without notice. Citigroup Global Markets Inc. and UBS Securities LLC will together act as stabilization manager for the offering of the notes.

        Some of the underwriters and their affiliates may from time to time in the ordinary course of business provide, and have provided in the past, investment or commercial banking services to us and our affiliates. These services include, with respect to this offering, a fixed-to-floating interest rate swap being arranged by Citibank N.A. and UBS AG.

        We will pay transaction expenses, estimated to be approximately $                  , relating to the offering of the notes in addition to the underwriting discounts appearing on the cover page of this prospectus supplement.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        The offering of the notes is being conducted pursuant to Conduct Rule 2710(c)(8) of the NASD.

        Certain of the underwriters will make the notes available for distribution on the Internet through a proprietary Web site and/or a third-party system operated by Market Axess Inc., an Internet-based communications technology provider. Market Axess Inc. is providing the system as a conduit for communications between these underwriters and their customers and is not a party to any transactions. Market Axess Inc., a registered broker-dealer, will receive compensation from these underwriters based on transactions these underwriters conduct through the system. These underwriters will make the notes available to their customers through Internet distributions, whether made through a proprietary or third-party system, on the same terms as distributions made through other channels.

LEGAL MATTERS

        The validity of the notes and the Guarantees, as well as certain other legal matters, will be passed upon for Univision Communications Inc. and the Guarantors by O'Melveny & Myers LLP. The validity of the notes and certain guarantees will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP. Certain legal matters relating to regulatory issues will be passed upon for Univision Communications Inc. by Shaw Pittman LLP. Attorneys of O'Melveny & Myers LLP involved in this offering own 27,180 shares of our Class A common stock.

PROSPECTUS

$1,000,000,000

UNIVISION COMMUNICATIONS INC.

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
UNITS
DEPOSITARY SHARES

UNIVISION CAPITAL TRUST I
UNIVISION CAPITAL TRUST II
UNIVISION CAPITAL TRUST III

TRUST PREFERRED SECURITIES

        By this prospectus, Univision or, as specifically noted, a Univision Capital Trust may offer from time to time the following types of securities:

  •
  debt securities of Univision, consisting of notes or other evidences of indebtedness;

  •
  shares of Univision common stock;

  •
  shares of Univision preferred stock, which may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

  •
  warrants to purchase any of the other securities that may be sold under this prospectus;

  •
  trust preferred securities issued by one of the Univision Capital Trusts;

  •
  purchase contracts to acquire any of the other securities that may be sold under this prospectus; or

  •
  any combination of these securities, individually or as units.

        Univision's current and future subsidiaries that guarantee its credit facility may guarantee certain debt securities issued by Univision. We refer to such subisidiaries as Guarantors.

        These securities will have an aggregate initial public offering price of up to $1,000,000,000 or an equivalent amount in U.S. dollars if any securities are denominated in a currency other than U.S. dollars. We may offer and sell the securities separately or together in any combination and as separate series. At the time of sale, we will determine and set forth in a prospectus supplement the specific terms of each issuance of securities. Where applicable, the prospectus supplement will also contain information about material United States federal income tax considerations relating to the securities and any listing of the securities on a national securities exchange. Our Class A common stock trades on the New York Stock Exchange under the symbol "UVN."

        Before you invest, you should carefully read this prospectus in its entirety, and we especially encourage you to read the section entitled "Risk Factors" beginning on page 8 as well as any prospectus supplement and the documents incorporated or deemed to be incorporated by reference in this prospectus. If the terms of particular securities described in a prospectus supplement are different from the terms described in this prospectus, you should rely on the information in the prospectus supplement.

        We may sell any of the aforementioned securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts as well as our net proceeds from the sale of securities. This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS SEPTEMBER 30, 2003.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (which we refer to as the SEC) using a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings in an aggregate principal amount of up to $1,000,000,000. This prospectus provides you with a general description of the securities. Each time we sell the securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information about us that can be obtained as described in the section entitled "Where You Can Find More Information."

        As permitted by the rules and regulations of the SEC, this prospectus omits information contained or incorporated by reference in the registration statement. Because statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete, you should refer to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC.

        You should rely only on the information incorporated by reference or provided in this prospectus and in the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. You may obtain copies of the registration statement, or any document which we have filed as an exhibit to the registration statement or to any other SEC filing, either from the SEC or from our corporate secretary as described below.

        This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, that the information contained in this prospectus is correct as of any time subsequent to its date, or that any information incorporated by reference in this prospectus is correct as of any time subsequent to its date. You should not assume that the information in this prospectus or in any accompanying prospectus supplement is accurate as of any date other than the dates printed on the front of each such document.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports and other information with the SEC. You may read and copy our SEC filings at the SEC's public reference room in Washington, D.C. You may also request copies of our SEC filings by writing to the SEC's Public Reference Room and paying a duplicating fee. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect copies of our SEC filings and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York. Our electronic SEC filings are available on the Internet through the SEC's website at www.sec.gov.

INCORPORATION OF INFORMATION FILED WITH THE SEC

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means:

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  incorporated documents are considered part of this prospectus;

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  we can disclose important information to you by referring you to those documents; and

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  later information that we file with the SEC will automatically update and supersede this incorporated information.

        We incorporate by reference the documents listed below that were filed with the SEC:

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended by Form 10-K/A filed on March 27, 2003;

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  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003;

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  Current Reports on Form 8-K/A dated January 22, 2003, on Form 8-K dated February 27, 2003, on Form 8-K dated June 6, 2003, and on Form 8-K dated September 23, 2003; and

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  Definitive Proxy Statement filed on April 1, 2003.

        In addition, we also incorporate by reference additional information that we may file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus until the offering of the securities is complete or after the date of this initial registration statement and before the effectiveness of the registration statement. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        You may not have some of the documents incorporated by reference, but you can obtain any of them through the SEC as described above or from us at no cost by written or oral request at Univision Communications Inc., 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067, Attention: Corporate Secretary, or by telephoning (310) 556-7676.

UNIVISION COMMUNICATIONS INC.

        Throughout this prospectus, the terms "Univision," "the Company," "we," "us" and "our" refer to Univision Communications Inc. Where specifically noted or where the context requires otherwise, such references also include its subsidiaries (including the Guarantors).

        Univision Communications Inc., together with its wholly owned subsidiaries, is the leading Spanish-language media company in the United States with operations in four business segments:

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  Television:  Our principal business segment is television broadcasting, which consists of the Univision, TeleFutura and Galavisión national broadcast and cable television networks, 54 owned-and-operated broadcast television stations (34 full-power and 20 low-power) and our television production business. At December 31, 2002, the Television segment accounted for approximately 93% of our net revenues.

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  Music:  Our music recording and music publishing business was launched in April 2001 and includes the Univision Music label, the Fonovisa label, and a 50% interest in Disa Records. At December 31, 2002, the Music segment accounted for approximately 6% of our net revenues.

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  Internet:  Univision Online, Inc. operates our Internet portal, Univision.com, which provides Spanish-language content directed at Hispanics in the U.S., Mexico and Latin America. At December 31, 2002, the Internet segment accounted for approximately 1% of our net revenues.

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  Radio:  On September 22, 2003, we completed our stock-for-stock acquisition of Hispanic Broadcasting Corporation (which we refer to as HBC). HBC is the largest Spanish-language radio broadcaster in the United States and currently owns and/or operates approximately 65 radio stations in 17 of the top 25 U.S. Hispanic markets as well as 4 radio stations in Puerto Rico. In addition, HBC operates HBC Sales Integration, which is one of the largest Spanish-language radio broadcast networks in the United States in terms of audience delivery, and HBCi, which operates HBC's Internet websites and a network of Hispanic community-focused bilingual websites at www.netmio.com.

        At June 30, 2003, we had an approximate 30% interest (approximately 27% on a fully converted basis) in Entravision Communications Corporation, a diversified Spanish-language media company that owns and operates the majority of our non-owned full-power broadcast affiliates. Entravision operates in 20 of the nation's top 50 Hispanic markets and owns 44 of our affiliated stations. In connection with our acquisition of HBC, we reached an agreement with the United States Department of Justice (which we refer to as DOJ) pursuant to which we exchanged all of our shares of capital stock of Entravision for shares of a new class of non-voting preferred stock of Entravision and are required to sell enough of our Entravision stock so that our ownership of Entravision does not exceed 15% at the end of 3 years and 10% at the end of 6 years. The agreement with the DOJ will have no impact on our existing television station affiliation agreements with Entravision.

        We were incorporated in Delaware in April 1992 as Perenchio Communications, Inc. and our name was changed to Univision Communications Inc. in June 1996. Our principal executive offices are located at 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067, and our telephone number is (310) 556-7676.

        To find out how to obtain more information regarding us and our business, you should read the section of this prospectus entitled "Where You Can Find More Information." You may also visit our website at www.univision.net, although the information found on our website is not a part of this prospectus.

        The Company's stock is traded on the New York Stock Exchange (ticker symbol: UVN) and is part of the Standard & Poor's S&P 500 Index.

THE UNIVISION CAPITAL TRUSTS

        Each of Univision Capital Trust I, Univision Capital Trust II and Univision Capital Trust III is a statutory trust newly formed under Delaware law through the filing of a certificate of trust with the Delaware Secretary of State on April 17, 2003. Each trust's business is defined in a trust agreement, dated as of April 17, 2003, executed by Univision, as sponsor of each of the trusts, and the trustees. The applicable trust agreement will be amended and restated in its entirety as of the date the trust preferred securities of a trust are initially issued. A trust agreement, as amended and restated, is referred to in this prospectus as a "trust agreement." Each trust has been formed solely:

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  to issue and sell one series of trust preferred securities under this prospectus and one series of trust common securities to us or one of our subsidiaries at the time of any sale of trust preferred securities;

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  to purchase our junior subordinated debt securities with the proceeds of any sale of trust preferred securities and trust common securities; and

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  to engage in related activities.

        Each of the trusts is referred to as a Univision Trust in this prospectus and is a legally separate entity. The assets of one are not available to satisfy the obligations of the other. The principal office of each trust is c/o Univision Communications Inc., 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067, telephone number (310) 556-7676.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for repayment of debt and general corporate purposes, including financing our acquisitions. We may also use the net proceeds initially to reduce short-term borrowings or invest in short-term securities. The Univision Trusts will use all of the proceeds from the sale of trust preferred securities and trust common securities to purchase our subordinated junior debt securities.

FORWARD-LOOKING STATEMENTS

        All statements, other than statements of historical fact, contained within this prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases you can identify forward-looking statements by terms such as "may," "intend," "might," "will," "should," "could," "would," "expect," "believe," "estimate," "potential," "anticipate" or the negative of these terms, and similar expressions intended to identify forward-looking statements.

        These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Also, these forward-looking statements present our estimates and assumptions only as of the date of this prospectus. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

        Actual results may differ substantially from the results that the forward-looking statements suggest for various reasons, including those discussed in the section entitled "Risk Factors."

RISK FACTORS

        Before making an investment decision, you should carefully consider the following discussion of risks and the other information included, incorporated or deemed incorporated by reference in this prospectus in evaluating the Company and our business. The risks described below are not the only ones facing the Company, together with its subsidiaries. Additional risks that we are not presently aware of or that we currently believe are immaterial may also impair our business operations.

Cancellations or reductions of advertising could reduce our revenues.

        We have in the past derived, and we expect the Company to continue to derive, substantially all of its revenues from advertisers. Other than network advertising, some of which is presold on an annual basis, we generally have not obtained, and we do not expect the Company to obtain, long-term commitments from advertisers. Therefore, advertisers generally may cancel, reduce or postpone orders without penalty. Cancellations, reductions or delays in purchases of advertising could, and often do, occur as a result of a strike, a general economic downturn, an economic downturn in one or more industries or in one or more geographic areas, or a failure to agree on contractual terms. Since the middle of the third quarter of 2000, there has been a general slowdown in the advertising industry. As a result of this slowdown, some advertisers have cancelled, reduced or postponed their orders with us. If this trend continues, and if we are unable to replace any lost or delayed advertising orders, our revenues and results of operations would be adversely affected. Similarly, future events, such as those occurring on September 11, 2001, may require us to program without any advertising, which in turn could reduce our revenues and results of operations.

Because the U.S. Hispanic population is highly concentrated geographically, our results of operations are sensitive to the economic conditions in particular markets, and negative events in those markets could reduce our revenues.

        Approximately 33% of all U.S. Hispanics live in the Los Angeles, New York and Miami-Fort Lauderdale markets, and the top ten U.S. Hispanic markets collectively account for approximately 56% of the U.S. Hispanic population. Our revenues are similarly concentrated in these key markets. As a result, an economic downturn, increased competition, or another significant negative event in these markets could reduce our revenues and results of operations more dramatically than other companies that do not depend as much on these markets.

Because of our concentrated share ownership, Mr. Perenchio has control over our business and future direction, which could delay or prevent us from being acquired and could prevent our stockholders from realizing a premium for their shares of common stock.

        Mr. A. Jerrold Perenchio beneficially owns all of our outstanding Class P common stock, which gives him ten votes per share compared to the one vote per share of all of our other capital stock. As of September 22, 2003, and assuming no exercise of options or warrants but giving effect to our acquisition of HBC, Mr. Perenchio controlled approximately 60% of the voting power of the Class A and P common stock (which vote together to elect all of our directors except two), and approximately 57% of our overall voting power. Therefore, Mr. Perenchio has control over all matters submitted to our stockholders for vote (subject to supermajority board approvals and subject to class voting required by law), including election of directors, proxy contests, mergers, and other transactions that could give our stockholders the opportunity to realize a premium over the then prevailing market price for their shares of common stock.

Because our full-power television stations rely on "must carry" rights to obtain cable carriage, new laws or regulations that eliminate or limit the scope of these rights could significantly reduce our ability to obtain cable carriage and therefore revenues.

        Pursuant to the "must carry" provisions of the Cable Television Consumer Protection and Competition Act of 1992, television broadcast stations may demand that a cable operator carry its signal if the cable operator serves the same market as the broadcast station. However, the broadcast station cannot demand compensation from the cable operator. A demand for carriage is commonly referred to as "must-carry." The future of "must carry" rights is uncertain, especially as they relate to the carriage of digital television. The current FCC rules relate only to the carriage of analog television signals, and it is not clear what, if any, "must-carry" rights television broadcast stations will have after a transition to digital television. Our full-power television stations rely on "must-carry" rights to obtain cable carriage. New laws or regulations that eliminate or limit the scope of these cable carriage rights could significantly reduce our ability to obtain cable carriage, which would reduce our ability to broadcast our programming and consequently our ability to generate revenues from advertising.

We may need to allocate significant amounts of our cash flow to make payments on our indebtedness, which in turn could reduce our financial flexibility and ability to fund other activities.

        At June 30, 2003, we had total indebtedness, including capital lease obligations, in excess of $1.4 billion. This could have important consequences depending on our financial needs. For example, because it could require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, the indebtedness could:

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  reduce the availability of our cash flow to fund working capital, capital expenditures, acquisitions, investments and other general corporate purposes;

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  limit our flexibility in planning for or reacting to downturns or fluctuations in our business; and

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  limit our ability to borrow additional funds.

        These in turn could place us at a competitive disadvantage compared to our competitors that have less debt and therefore more financial resources to dedicate to operations.

        Assuming we continue to comply with certain financial ratios and other conditions in our bank credit agreement, our principal repayment and interest obligations and capital lease obligations during 2003 will total approximately $52 million. Our ability to meet these obligations will depend on our ability to continue to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control, and it is not certain that our business will continue to generate sufficient cash flow from operations in the future or that future borrowings or other capital will be available at all or on reasonable terms in an amount sufficient to enable us to make payments on our indebtedness. If we do incur additional indebtedness, the new debt, when added to our current debt levels, could augment the risks described above.

Failure to properly manage our rapid growth could distract our management or waste our resources.

        We have significantly increased our business within a short period of time both internally and through acquisitions. We have commenced a new network, TeleFutura, we have more than doubled the number of our wholly owned-and-operated full-power television stations since June 2001, and we have entered into three new lines of business (radio, music and Internet).

        For example, as a result of our acquisition of HBC, we need to combine corporate cultures, business processes and methods, operations in the television business with operations in the radio business and the approximately 3,100 Univision full-time employees as of June 30, 2003 with the approximately 1,100 HBC full-time employees as of that date.

        As a result, management of the combined company will assume significantly greater responsibilities resulting from combining the two companies, and we cannot assure you that management will effectively operate the combined company. Integrating the two businesses will be difficult and may require substantial changes to the way either company currently does business.

        We may continue to grow rapidly, and this could result in a strain on our infrastructure and internal systems. Failure to effectively integrate newly-acquired companies or newly-entered businesses could undermine the potential benefits intended by acquisitions or entry into new businesses, could distract our management, and could require us to unexpectedly allocate substantial resources (financial and otherwise) to the integration efforts.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OR EARNINGS TO COMBINED FIXED
CHARGES AND PREFERENCE DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preference dividends for the periods shown:

	FISCAL YEAR ENDED DECEMBER 31,					SIX MONTHS ENDED JUNE 30
	1998	1999	2000	2001	2002	2002	2003
Ratio of Earnings to Fixed Charges(1)	2.2x	6.3x	7.2x	3.5x	2.6x	2.1x	3.2x
Ratio of Earnings to Combined Fixed Charges and Preference Dividends(1)	2.2x	6.1x	7.0x	3.5x	2.6x	2.1x	3.2x

(1)
For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before taxes and equity losses in unconsolidated subsidiaries, plus fixed charges. Fixed charges consist of interest expensed and capitalized, amortization of debt expenses and an estimate of the interest within rent expense. For purposes of computing the ratio of earnings to combined fixed charges and preference dividends, the preference dividend requirements were assumed to be equal to the pre-tax earnings which would be required to cover such dividend requirements. The amount of pre-tax earnings required to cover such preference dividends was computed using the tax rate for each applicable year. A statement setting forth the computation of the unaudited ratios is filed as Exhibit 12.1 to the registration statement that includes this propectus.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

        Univision may issue, from time to time, shares of one or more series or classes of our common or preferred stock. The following summary description sets forth some of the general terms and provisions of the stock. We will describe the specific terms of any series of stock that we issue as part of this offering in an applicable prospectus supplement. To the extent the description contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of the stock, you should refer to the provisions of our certificate of incorporation, bylaws and the applicable prospectus supplement before you purchase these securities.

        Our certificate of incorporation authorizes us to issue 1,040,000,000 shares of our common stock, par value $0.01 per share, consisting of 800 million shares of Class A common stock, 96 million shares of Class P common stock, 48 million shares of Class T common stock, and 96 million shares of Class V common stock, and ten million shares of preferred stock, par value $0.01 per share. No other classes of capital stock are authorized under our certificate of incorporation. As of August 30, 2003, Univision's issued and outstanding common stock consisted of 159,660,207 shares of Class A common stock held by 222 holders of record, 37,462,390 shares of Class P common stock all of which are beneficially owned by Mr. Perenchio, 13,593,034 shares of Class T common stock all of which are beneficially owned by Televisa, and 17,837,164 shares of Class V common stock all of which are beneficially owned by Venevision International Corporation (which we refer to as Venevision). Based on information provided by Univision's and HBC's tranfer agents after the closing but before completion of the exchange of HBC shares for Univision shares, there were 253,092,908 shares of our Class A common stock outstanding as of September 22, 2003, giving effect to our acquisition of HBC.

        Our bylaws provide for a floating number of directors on the Board of Directors between eight and 11; the number at the present time is fixed at ten although there are only nine directors currently in office. Univision's certificate of incorporation provides for three classes of directors: Class A/P directors, a Class T director and a Class V director.

Common Stock

        Class A Common Stock.    Holders of Class A common stock are entitled to receive dividends as may from time to time be declared by the board of directors out of legally available funds. Holders of Class A common stock are entitled to one vote per share held on all matters on which they are entitled to vote. The holders of the Class A common stock voting together with the holders of the Class P common stock (and, under certain circumstances, the Class V or Class T common stock) elect the Class A/P directors. The Class A common stock has no preemptive, conversion, redemption or sinking funds rights. If Univision liquidates, dissolves or winds up, holders of Class A common stock are entitled to share with all other holders of any class of common stock ratably in Univision's assets remaining after the payment of all liabilities and the liquidation preference of any outstanding preferred stock.

        Class P Common Stock.    Holders of Class P common stock are entitled to the same rights, privileges and preferences as holders of the Class A common stock, except that holders of Class P common stock are entitled to ten votes per share held on all matters on which they are entitled to vote. If at any time Mr. Perenchio is incapacitated, the holders of the Class P common stock will only be entitled to one vote per share held. Each share of Class P common stock is convertible at the option of its holder into one share of Class A common stock. Each share of Class P common stock converts automatically into one share of Class A common stock upon its sale to a person that is not a permitted transferee of Mr. Perenchio, the death of Mr. Perenchio or if Mr. Perenchio and his permitted transferees cease to own beneficially at least 26,486,084 shares (as adjusted for stock splits and similar transactions) of Class P common stock.

        Class T and V Common Stock.    Holders of the Class T and Class V common stock are entitled to the same rights, privileges, and preferences as the holders of the Class A common stock, with three exceptions. First, unless the holders of Class T common stock and Class V common stock own fewer than 13,578,083 shares (as adjusted for stock splits and similar transactions) of their respective classes or have relinquished their special voting rights, they each have the right to elect one director and one alternate director. Second, while they maintain their special voting rights, holders of the Class T common stock and Class V common stock each have the right to vote as a separate class on matters which would adversely affect the special rights of that class. Third, each share of Class T common stock converts automatically into one share of Class A common stock upon its sale to a person that is not a permitted transferee of Televisa. Similarly, each share of Class V common stock converts automatically into one share of Class A common stock upon its sale to a person that is not a permitted transferee of Venevision. The holders of Class T and Class V common stock may also vote in the election of Class A/P directors if they give up their special voting rights.

        Holders of common stock may receive dividends only when the Univision board of directors declares them, and Univision's bylaws and credit agreement further restrict its ability to pay dividends without obtaining prior bank approval or meeting financial covenants. In addition, so long as warrants for Class T or Class V common stock are outstanding, Univision cannot pay any non-stock dividend without obtaining the approval of the directors elected by the Class T or Class V common stock, as applicable, unless the warrant holders may receive on a current basis dividends as if the shares underlying the warrants were outstanding.

Preferred Stock

        Univision may issue, from time to time, without further stockholder approval (subject to applicable stock exchange rules), shares of preferred stock in one or more series. We currently have no shares of preferred stock issued and outstanding. Our board is authorized to determine for each series of preferred stock, and the prospectus supplement will set forth with respect to any such series:

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  the designation of such shares and the number of shares that constitute such series;

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  the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

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  the dividend periods (or the method of calculating the dividend period);

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  the voting rights of the shares;

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  the liquidation preference and the priority as to payment of such liquidation preference with respect to the classes or series of preferred stock and any other rights of the shares of such series if we liquidate or wind up our affairs;

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  whether or not and on what terms we can redeem or repurchase the shares;

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  whether and on what terms the shares may be converted or exchanged for other debt or equity securities;

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  whether depositary shares representing the shares will be offered and, if so, the fraction of a share of the series of preferred stock represented by each depositary share (see "Description of Depositary Shares" below);

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  whether the shares will be listed on a securities exchange;

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  any special United States federal income tax considerations applicable to the series; and

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  the other material rights, preferences, privileges, qualifications, limitations and restrictions of the series.

        The preferred stock, when issued, will be fully paid and not liable to further calls or assessment by us. If we should redeem or otherwise reacquire shares of our preferred stock, then these shares will resume the status of authorized and unissued shares of preferred stock undesignated as to series and will be available for subsequent issuance. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions entered into by us. Any material contractual restrictions on dividend payments will be described or incorporated by reference in the applicable prospectus supplement. When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus. The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our charter, the applicable certificate of designation, or as otherwise required by law.

Provisions of our Certificate of Incorporation and Bylaws Relating to Foreign Ownership of Common Stock

        Our certificate of incorporation contains provisions designed to assist us in complying with the provisions of the Communications Act of 1934, as amended, and any regulations promulgated thereunder (which we refer to as the Communications Act), regulating the ownership of broadcasting companies by aliens. The following is a summary of these provisions of our certificate of incorporation and bylaws.

        Under the Communications Act, a broadcast license may not be granted to or held by any corporation that is controlled, directly or indirectly, by any other corporation more than one-fourth of whose capital stock is owned or voted by non-United States citizens or their representatives, by foreign governments or their representatives, or by non-United States corporations, if the FCC finds that the public interest will be served by the refusal or revocation of such license. The FCC has interpreted this provision to require an affirmative public interest finding before a broadcast license may be granted to or held by any such corporation. The FCC has rarely if ever made such an affirmative finding.

        To monitor our compliance with this provision, our certificate of incorporation requires us to implement the procedures described in this paragraph. We must maintain separate stock records for alien stockholders and non-alien stockholders, and, other than shares held by Televisa or Venevision or either's affiliates, we must place the legend "Foreign Share Certificate" on each certificate representing shares of stock owned, voted or otherwise controlled by an alien and the legend "Domestic Share Certificate" on each other certificate. Any holder (other than Televisa or Venevision or either's affiliates) of shares represented by a Domestic Share Certificate must, if such shares are owned, voted or otherwise controlled by an alien, deliver such certificate to us to be replaced by a Foreign Share Certificate. Any holder (other than Televisa or Venevision or either's affiliates) of a Foreign Share Certificate representing shares that are not owned, voted or otherwise controlled by an alien, may deliver such Foreign Share Certificate to us (along with an appropriate affidavit) to be replaced by a Domestic Share Certificate. Under our certificate of incorporation, we determine, by vote of our board or in conformity with regulations prescribed by our board, whether any shares are owned, voted or otherwise controlled by an alien and whether any affidavit is false.

        Under our certificate of incorporation, we can redeem any of our shares held by a "disqualified holder" (as defined below) to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by us or any of our subsidiaries if the license or franchise requires some or all of its stockholders to meet certain qualifications. The redemption price will equal the lesser of the "fair market value" (as defined below) of the shares or, if the disqualified holder purchased the stock within one year of the redemption date, the disqualified holder's purchase price for the shares.

        Our certificate of incorporation also authorizes us to adopt such other provisions that we deem necessary or desirable to avoid violation of the alien ownership provisions of the Communications Act.

  Important Definitions:

        A "disqualified holder" is any holder (other than Televisa or Venevision) of our stock whose holding of such stock, either individually or when taken together with the holding of shares of any class or series of our stock by any other holders, may result, in the judgment of our board, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by us or any of our subsidiaries to conduct any portion of our business.

        The "fair market value" of a share of any class or series of our stock means the average closing price for such a share for each of the 45 most recent days on which shares of stock of such class or series were traded preceding the day on which notice of redemption is given, except that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, then the fair market value is as determined by our board in good faith.

Bylaws Supermajority Voting Provisions

        Subject to certain exceptions contained in our bylaws, we cannot without the approval of our board of directors including, in addition to any other required vote, the affirmative vote of the Class T and Class V director, so long as such directors are serving:

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  merge or consolidate, enter into a business combination with, sell all or substantially all of its assets to, or otherwise reorganize with or into one or more entities other than a wholly-owned subsidiary of ours; provided, however, if the transaction is approved by a majority of our board and at least 60% of all shares outstanding entitled to vote (treating all shares as having a single vote), then the approval of neither the Class T director nor the Class V director will be required; provided, further, however, that the approval of the Class T director or the Class V director (as applicable) will be required if the powers, privileges or rights of the holders of the

    Class T or Class V common stock would be adversely affected in the transaction (other than with respect to a transaction in which our stockholders hold less than 50% of the voting power of the surviving entity);

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  pay any dividend (other than stock splits or similar events) or make any distribution including by way of redemption or repurchase of securities (other than open market purchases of Class A common stock other than from our affiliates); provided, however, that the approval of the Class T director will not be required when no warrants to purchase Class T common stock are outstanding, and the approval of the Class V director will not be required when no warrants to purchase Class V common stock are outstanding, provided, further, however, that the approval of neither the Class T director nor the Class V director will be required if the FCC makes certain rulings related to dividends or if we receive a satisfactory legal opinion regarding certain FCC rules related to dividends;

  •
  dissolve, liquidate or terminate; provided, however, if the transaction is approved by a majority of our board and at least 60% of all shares outstanding entitled to vote (treating all shares as having a single vote), then the approval of neither the Class T director nor the Class V director will be required;

  •
  issue (other than in a merger or similar transaction, and other than to underwriters in a public offering) shares having more than 10% of the votes of our then outstanding Class A common shares;

  •
  issue shares with more than one vote per share or otherwise having special voting rights (except that we can issue shares that permit the holders to elect a director so long as the vote of the director is not required in addition to any other required vote of all of the directors);

  •
  issue shares that would lead to a change of control of us;

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  issue shares to any stockholder, group or affiliate that already controls us;

  •
  enter into any transaction with Mr. Perenchio or certain of his related persons or affiliates, subject to certain limitations; or

  •
  amend any of the foregoing, or increase the maximum number of directors to 12 or more.

        Subject to certain exceptions contained in our bylaws, we cannot without the approval of our board including, in addition to any other required board vote of directors, the affirmative vote of the Class T or Class V director, so long as such directors are serving:

  •
  dispose of any interest in the Univision Network, Galavision Network, Telefutura Network, or any television station affiliated with the Univision Network or Telefutura Network that broadcasts in any of the top 15 Hispanic markets in the United States, subject to certain specified exceptions; or

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  after reasonable inquiry, knowingly hire after December 19, 2001 for compensation of $100,000 or more any person who is (or was within the previous two and one half year period) an employee or independent contractor of Televisa, Venevision or either of their affiliates.

Anti-Takeover Effects

        Section 203 of the General Corporation Law of the State of Delaware prohibits Delaware corporations such as us from engaging in a wide range of specified transactions with any interested stockholder for three years after the time the person becomes an interested stockholder, subject to certain specified exceptions. An interested stockholder is generally defined as any person, other than the corporation and any of its majority-owned subsidiaries, who owns 15% or more of the voting power of the outstanding shares of any class or series of stock permitted to vote generally in the election of directors.

        Section 203, in addition to the provisions of our certificate of incorporation and bylaws summarized above, may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interest, including attempts that might result in a premium over the market price for the shares held by stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for the Class A common stock is The Bank of New York. The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

        Univision may issue, from time to time, one or more series or classes of debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The following summary sets forth some of the general terms and provisions of such debt securities.

        Subject to any contractual restrictions binding on us, the debt securities may be (a) unsecured and unsubordinated obligations, (b) senior subordinated obligations, (c) subordinated obligations or (d) junior subordinated obligations, or may have such other ranking as is described in the applicable prospectus supplement. The debt securities will be issued under our indenture dated as of July 18, 2001, as supplemented and amended, between our Company and The Bank of New York, as trustee (which we sometimes refer to as our "existing indenture" or "our existing indenture for senior debt obligations") or an indenture between us and the trustee for one or more series of debt securities designated in the applicable prospectus supplement or supplements. The Guarantors may guarantee the due and punctual payment of the principal and any premium and interest on the debt securities issued by us when and as it becomes due and payable, whether at maturity or otherwise.

        We will describe the specific terms of any debt securities that we issue as part of this offering in a prospectus supplement. To the extent the description contained in the prospectus supplement differs from any of the terms described above or below, then the terms described above or below will be deemed to have been superseded by that prospectus supplement. Because this is a summary, it does not contain all of the information that may be important to you. For a more detailed description of the debt securities, you should refer to the applicable indenture for a specific series of the debt securities and the applicable prospectus supplement before you purchase these debt securities. A copy of the existing indenture for senior debt obligations is filed as an exhibit to the registration statement of which the prospectus forms a part. A copy of the indenture for other debt obligations, if and when executed, will be filed as an exhibit to the registration statement of which this prospectus forms a part or as an exhibit to documents incorporated or deemed to be incorporated by reference in this prospectus. See "Where You Can Find More Information."

        References in the description below to the "indenture" refer, as applicable, to our existing indenture for senior debt obligations or an indenture for other debt obligations if and when executed by Univision.

Terms of Debt Securities

        Debt securities issued by Univision will have a priority with respect to other securities issued by Univision as set forth in the indenture and may be guaranteed by the Guarantors. The indenture may limit the total principal amount of debt securities that we may issue under the indenture. We may issue debt securities from time to time in one or more series with terms different from or the same as those of previously issued debt securities, without the consent of the holders of previously issued series of debt securities, with the same or various maturities, at par, at a premium, or with original issue discount up to the aggregate principal amount from time to time authorized by us for each series. The applicable prospectus supplement will describe the terms of the debt securities, including:

  •
  the title, aggregate principal amount and denominations;

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  the maturity date or dates;

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  the principal amount payable, whether at maturity or upon earlier acceleration, whether the principal amount will be determined with reference to an index, formula or other method, and the date or dates on which we agree to pay principal if other than on the maturity date;

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  the rate or rates (which may be fixed or variable) at which we agree to pay interest and, if applicable, the method used to determine the rate or rates of interest;

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  the date or dates from which interest, if any, may accrue;

  •
  the dates on which we agree to pay interest;

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  the place of transfer or payment for the debt securities, and the method of payment;

  •
  any redemption dates, prices, rights, obligations and restrictions as well as any remarketing arrangements;

  •
  whether the securities are convertible or exchangeable and, if so, the terms of such conversion or exchange rights;

  •
  any mandatory or optional sinking fund requirements or amortization provisions;

  •
  whether the debt securities are to be subordinate to the rights of holders of other security holders or creditors;

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  whether the debt securities will contain restrictions on the declaration of dividends, the maintenance of any asset ratio, the maintenance of reserves, or the incurrence of additional debt or the issuance of additional securities;

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  whether the debt securities are denominated or provide for payment in U.S. dollars or a foreign currency or units of two or more currencies;

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  the form (registered or bearer or both) in which the debt securities may be issued and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of debt securities in either form;

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  whether we will issue the debt securities in the form of one or more global securities and, in that case, the depositary for the global securities;

  •
  any special U.S. federal income tax, accounting and other considerations that may apply; and

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  any other material terms of the debt securities not specified in this prospectus.

        Please see the applicable prospectus supplement for the terms of the specific debt securities.

        The variable terms of debt securities are subject to change from time to time, but no change will affect any debt security already issued or as to which we have accepted an offer to purchase. We may issue debt securities with terms different from those of debt securities previously issued and may "reopen" a previous issue or a series of debt securities and issue additional debt securities of that issue or series.

        Unless the applicable prospectus supplement states otherwise, the covenants contained in the indenture, the debt securities, and the guarantees would not necessarily afford holders protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders.

Consequences of Holding Company Status

        Our operations are conducted almost entirely through our subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the debt securities described above, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of our subsidiaries and are subject to various business considerations. Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us.

Guarantees

        The Guarantors may guarantee the due and punctual payment of the principal and any premium and interest on the debt securities issued by us when and as it becomes due and payable, whether at maturity or otherwise. Any guarantees, the terms of such guarantees, and the priority of such guarantees with respect to other securities issued by the Guarantors will be set forth in the applicable prospectus supplement. The guarantees will provide that in the event of default in payment of principal or any premium or interest on a debt security, the holder of the debt security may institute legal proceedings directly against the Guarantors to enforce guarantees without first proceeding against us. The obligations of each Guarantor under its subsidiary guarantee will be limited with a view to preventing that subsidiary guarantee from constituting fraudulent conveyance under applicable law. We cannot assure you, however, that a court would not, on fraudulent transfer grounds in some circumstances, void the obligations of one or more Guarantors under their guarantees, subordinate any such guarantees to other obligations of the relevant Guarantors or take other action with respect to any such guarantees that is detrimental to the holders of debt securities. The indenture may provide that the Guarantors may under certain circumstances assume all of our rights and obligations under the indenture with respect to a series of debt securities issued by us.

Payment and Paying Agents

        The paying agent for the debt securities will be designated in the applicable prospectus supplement. Unless the applicable prospectus supplement states otherwise, we will pay principal, interest and any premium on the debt securities in the designated currency or currency unit at the office of the paying agent. We may pay interest on the debt securities by check mailed to the persons in whose names the debt securities are registered on days specified in the indenture or any prospectus supplement. If any amount payable on any debt security or coupon remains unclaimed at the end of one year after the amount became due and payable, the paying agent will release any unclaimed amounts to us, and the holder of the debt security or coupon will look only to us for payment.

Global Securities

        The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, that will be identified in the applicable prospectus supplement. A global debt security may be issued in either registered or bearer form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole by the depositary for the debt security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

        If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in the global debt security may exchange their interests for definitive debt securities of the series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium and interest, if any, on the global debt security. The prospectus supplement will also describe the material terms of the depositary arrangement for the global debt security.

Covenants

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be secured by mortgage, pledge or other lien. We may agree in the indenture not to pledge or otherwise subject to any lien any property or assets of ours unless the debt securities are secured by such pledge or lien equally and ratably with all other obligations secured thereby.

        The indenture may create exceptions to this covenant for liens securing obligations that do not in the aggregate at any one time outstanding exceed a stated percentage of our consolidated net tangible assets, for obligations securing purchase money liens and for other liens incurred by us in the ordinary course of business.

Successor Corporation

        The indenture will provide that we can consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation.

        Subject to those limitations set forth in the indenture, a trustee may receive from us an officer's certificate and an opinion of counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of the indenture.

Supplemental Indentures

        Supplemental indentures may be entered into by us and the appropriate trustee for the purpose of adding, changing or eliminating any of the provisions of the indenture or of modifying in the rights of the holders of each such series affected by such modification or amendment. Under some circumstances, supplemental indentures may be entered into without the consent of the holders. However, in general no supplemental indenture may, among other things, without the consent of each holder of any debt security affected:

  •
  reduce the principal amount or interest of any debt security;

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  change the maturity date of the principal, the interest payment dates or other terms of payment of any debt security; or

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  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is necessary to modify or amend the indenture.

Events of Default

        The indenture will set forth those events that will constitute events of default with respect to any series of debt securities. An event of default with respect to a particular series of debt securities issued under the indenture will not necessarily constitute an event of default with respect to any other series of debt securities. The remedies for an event of default will be set forth in the indenture and applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, any default with respect to a particular series of debt securities may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series, except a default:

  •
  in the payment of principal, and premium, if any, or interest for which payment had not been subsequently made; or

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  in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of that series.

        We will be required to file with each trustee annually an officer's certificate as to the absence of defaults. The appropriate trustee may withhold notice to holders of any series of debt securities of any default with respect to that series (except in payment of principal, premium, if any, or interest) if it in good faith determines that it is in the interest of such holders to do so.

        Subject to the provisions of the indenture relating to the duties of a trustee, if an event of default occurs and continues, a trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered to the trustee reasonable indemnity or security against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to provisions in the indenture for the indemnification of a trustee and to other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the appropriate trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of the series.

Satisfaction and Discharge of the Indenture

        The indenture will be discharged with respect to the debt securities of any series upon the satisfaction of specified conditions, including:

  •
  the payment in full of the principal of, and premium, if any, and interest on all of the debt securities of that series; or

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  the deposit with the appropriate trustee of an amount in cash or United States government obligations sufficient for such payment or redemption, in accordance with the indenture.

Termination

        We may terminate some or all of our obligations under the indenture with respect to the debt securities of any series, including our obligations to comply with the restrictive covenants set forth in the indenture, with respect to the debt securities of that series, on the terms and subject to the conditions contained in the indenture, by depositing in trust with the appropriate trustee cash or United States government obligations sufficient to pay the principal of, and premium, if any, and interest on the debt securities of the series to their maturity in accordance with the terms of the indenture and the debt securities of the series. In that event, the appropriate trustee will receive an opinion of counsel stating that the deposit and termination will not have any federal income tax consequences to the holders.

The Trustees

        The indenture may contain limitations on the right of a trustee, should it become a creditor of ours, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim as security or otherwise. A trustee may be permitted to engage in other transactions with us except that if a trustee acquires any conflicting interest it must eliminate such conflict or resign.

        The indenture may provide that, if an event of default occurs and continues, a trustee is required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its powers. The indenture may provide for indemnification of the trustee and will specify the percentage of securities of the class necessary to require the trustee to take action.

Governing Law

        The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

DESCRIPTION OF WARRANTS

        Univision may issue, from time to time, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement.

        The following summary sets forth some general terms and provisions of the warrants. We will describe the specific terms of any warrants that we issue as part of this offering in a prospectus supplement. To the extent the description contained in a prospectus supplement differs from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. The forms of warrant agreement and warrant certificate, if any, will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or the documents incorporated or deemed to be incorporated by reference in this prospectus. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate and the applicable prospectus supplement, including the definitions therein of certain terms.

General

        The prospectus supplement will set forth the terms of the warrants as well as the related warrant agreement and warrant certificates, including the following where applicable:

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  the title and aggregate number of such warrants;

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  the principal amount, or the number of securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

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  the title, rank, designation and terms of the securities, if other than Class A common stock, purchasable upon exercise thereof and of any securities, if other than Class A common stock, with which the warrants are issued;

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  the procedures and conditions relating to the exercise of the warrants;

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  the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

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  the offering price of the warrants, if any;

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  the date on which the right to exercise the warrants will commence and the date on which that right will expire;

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  a discussion of any material United States federal income tax considerations applicable to the exercise of the warrants;

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  whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

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  call provisions of the warrants, if any;

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  antidilution provisions of the warrants, if any; and

  •
  any other material terms of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash that principal amount of or number of securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent, if one is specified in the applicable prospectus supplement, or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

        Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

  •
  in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; and

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  in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

        Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. No service charge will be made for any permitted transfer or exchange of warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith.

Modifications

        The applicable prospectus supplement will set forth any procedures and requirements by which the warrants and warrant agreements may be modified or amended by us. Unless the applicable prospectus supplement specifies otherwise, we may modify or amend the warrant agreements and the terms of the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected thereby, except that no such amendment or modification that accelerates the expiration date, increases the exercise price, reduces the number of outstanding warrants held by holders required to consent to any such modification or amendment, or materially adversely and disproportionately affects the rights of a holder of a warrant may be made without the consent of such holder.

Warrant Adjustments

        The applicable prospectus supplement will set forth any terms for adjusting the exercise price and the number of covered shares of any warrant that is exercisable for shares of preferred stock or common stock, including:

  •
  the provisions for adjusting the exercise price and the number of covered shares;

  •
  the events requiring such adjustment;

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  the events upon which we may, in lieu of making such adjustment, make proper provisions so that the holder of such warrant, upon exercise thereof, would be treated as if such holder had exercised such warrant prior to the occurrence of such events; and

  •
  provisions affecting exercise if certain events affecting the preferred stock or common stock occur.

DESCRIPTION OF PURCHASE CONTRACTS

        Univision may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

        The applicable prospectus supplement will describe the terms of any purchase contracts. To the extent that any particular terms described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. The forms of purchase contract and any purchase contract certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or the documents incorporated or deemed to be incorporated by reference in this prospectus. The description above is not complete and is qualified in its entirety by reference to the purchase contracts and the applicable prospectus supplement, including the definitions therein of certain terms.

DESCRIPTION OF UNITS

        Univision may issue, from time to time, units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

        Any applicable prospectus supplement will describe:

  •
  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  any material provisions of the governing unit agreement that differ from those described above.

        The applicable prospectus supplement will describe the terms of any units. To the extent that any particular terms described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. The form of unit agreement will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or the documents incorporated or deemed to be incorporated by reference in this prospectus. The description above is not complete and is qualified in its entirety by reference to the unit agreements and the applicable prospectus supplement, including the definitions therein of certain terms.

DESCRIPTION OF DEPOSITARY SHARES

General

        Univision may, from time to time, elect to offer fractional shares rather than full shares of the preferred stock of a series. If we so elect, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as described below. The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights). The applicable prospectus supplement will also set forth the rights of holders of receipts to inspect the transfer books of the depositary and the list of holders of receipts.

        Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

        The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms described in a prospectus supplement differ from any of the terms described above or below, then the terms described above or below will be deemed to have been superseded by that prospectus supplement. The forms of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or the documents incorporated or deemed to be incorporated by reference in this prospectus. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the deposit agreement, the depository receipt, and the applicable prospectus supplement, including the definitions therein of certain terms.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

        Upon a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

        The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

        If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

        Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby is entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

        The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. Unless the applicable prospectus supplement specifies otherwise, the deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement will automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal is to take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock. The depositary's corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF TRUST PREFERRED SECURITIES

General

        Each Univision Trust may offer, from time to time, only one series of trust preferred securities. In connection with the issuance of a series of trust preferred securities, the Univision Trust will issue one series of trust common securities, all of which will be owned directly or indirectly by us. The proceeds from the sale of a series of trust preferred securities and trust common securities will be used by the trust to purchase a series of Univision's junior subordinated debt securities.

        The terms of the series of trust preferred securities will include those stated in the amended trust agreement entered into at the time the securities are issued and those made part of the amended trust agreement by the Trust Indenture Act or the Delaware Statutory Trust Act. The amended trust agreement will be qualified as an indenture under the Trust Indenture Act.

        The trust common securities will rank equally, and payments will be made thereon pro rata, with the trust preferred securities of that trust, except that, if an event of default under the amended and restated trust agreement resulting from an event of default under our junior subordinated debt securities held by the trust occurs and continues, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, we will, directly or indirectly, acquire trust common securities in an aggregate liquidation amount equal to at least 3% of the total capital of each trust.

        The payment terms of the trust preferred securities and trust common securities series of a trust will mirror the payment terms of the series of junior subordinated debt securities held by the trust. Each series of junior subordinated debt securities will be issued under a junior subordinated debt securities indenture. Except as described in an applicable prospectus supplement, the features of the junior subordinated debt securities will be similar to the junior subordinated debt securities described above under "Description of Debt Securities," with the additional features summarized below under "—Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts."

        The series of junior subordinated debt securities purchased with the proceeds from the sale of a series of trust preferred securities and trust common securities by a trust, along with its rights under the amended trust agreement and other agreements described in this section, will be the sole assets of the trust, and Univision's payments under the series of junior subordinated debt securities and the agreement as to expenses and liabilities between Univision and the trust will be the sole revenue of the trust. If Univision fails to make a payment on the series of junior subordinated debt securities, the trust will not have sufficient funds to make related payments, including distributions, on the series of trust preferred securities.

        Except as otherwise specified in the prospectus supplement, Univision will enter into a guarantee with respect to each series of trust preferred securities under which Univision will irrevocably and unconditionally agree to make certain payments to the holders of that series of trust preferred securities, subject to applicable subordination provisions, except that the guarantee will only apply when the trust has sufficient funds legally and immediately available to make those payments but has not made them. The guarantee, when taken together with Univision's obligations under the junior subordinated debt securities, the related indenture and the amended trust agreement, will provide a full and unconditional guarantee on a subordinated basis by Univision of payments due on the trust preferred securities.

        The summary above and below of the amended trust agreements, trust preferred securities, related guarantees and junior subordinated debt securities is not complete, and you should review carefully the terms of the applicable prospectus supplement relating to the sale of a series of trust preferred securities. If any particular terms of the trust preferred securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. In addition, you should review the forms of amended trust agreement, guarantee, subordinated debt securities indenture, agreement as to expenses and liabilities, and certificate evidencing the trust preferred securities, which forms will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. To obtain a copy of these documents, see "Where You Can Find More Information." The following discussion is qualified in its entirety by reference to all of the aforementioned documents. References to "trust securities" below include trust preferred securities and trust common securities, collectively.

Terms of the Trust Preferred Securities

        The applicable prospectus supplement relating to any series of trust preferred securities will describe the terms of the trust preferred securities, including where applicable:

  •
  the title, liquidation amount and number of trust preferred securities;

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  any limit on the aggregate liquidation amount of the trust preferred securities;

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  whether the trust preferred securities may be represented initially by a trust preferred security in temporary or permanent global form, and if so, the initial depositary with respect to the temporary or permanent global debt security and whether and the circumstances under which beneficial owners of interests in any the temporary or permanent global debt security may exchange those interests for trust preferred securities of like tenor and of any authorized form and denomination;

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  the price or prices at which the trust preferred securities will be issued;

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  the annual distribution rate or rates on the trust preferred securities or the method or methods, if any, used to calculate those rates, the payment date or dates and the record dates used to determine the holders who are to receive distributions;

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  the date or dates from which distributions on the trust preferred securities will be cumulative or the method or methods, if any, used to determine those dates;

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  the person to whom any distributions will be payable on any trust preferred securities, if other than the person in whose name the security is registered at the close of business on the regular record date for the payment of such interest;

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  the regular payment date or dates on which distributions on the trust preferred securities will be payable and the regular record dates for the distributions payable on the trust preferred securities;

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  the place or places where and the manner in which the distributions of and payments in redemption of the trust preferred securities will be payable and the place or places where the trust preferred securities of the series may be presented for transfer and, if applicable, conversion or exchange and the place or places where notices and demands in respect of the trust preferred securities may be served on us;

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  the period or periods within which, the price or prices at which, and the terms and conditions upon which, the trust preferred securities may be redeemed, in whole or in part, at our option;

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  whether the trust preferred securities are convertible or exchangeable into our common stock or other securities, and, if so, the terms and conditions upon which the conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

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  the terms and conditions, if any, upon which the junior subordinated debt securities and the related guarantee may be distributed to holders of those trust preferred securities and trust common securities;

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  any securities exchange on which the trust preferred securities will be listed; and

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  any other material rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

        The interest rate and interest and other payment dates of each series of junior subordinated debt securities issued to a trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the trust preferred securities of that trust. Holders of trust preferred securities will have no preemptive or similar rights.

Distributions

        Distributions on the trust preferred securities will be made on the dates payable to the extent that the trust has funds available for the payment of distributions in the trust's property account. The trust's funds available for distribution to the holders of the trust securities will be limited to payments received from Univision on the junior subordinated debt securities issued to the trust in connection with the issuance of the trust preferred securities. Univision will guarantee the payment of distributions out of monies held by the trust to the extent set forth under "—Description of the Guarantees" below.

        Distributions on the trust preferred securities will be payable to the holders named on the securities register of the trust at the close of business on the relevant record dates, which, as long as the trust preferred securities remain in book-entry only form, will be one business day prior to the relevant payment dates. Distributions will be paid through the property trustee who will hold amounts received in respect of the junior subordinated debt securities in the property account for the benefit of the holders of the trust securities. If the trust preferred securities do not continue to remain in book-entry only form, the administrative trustees will have the right to select relevant record dates, which will be at least 15 days prior to the relevant payment dates. If any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day which is a business day and without any interest or other payment in respect of that delay, except that, if that business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the payment date.

Deferral of Distributions

        Univision will have the right under the junior subordinated debt securities to defer payments of interest on the junior subordinated debt securities by extending the interest payment period from time to time on the junior subordinated debt securities. As a consequence of our extension of the interest payment period on junior subordinated debt securities held by a trust, distributions on the trust preferred securities would be deferred during any such extended interest payment period. The trust will give the holders of the trust preferred securities notice of an extension period upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the trust preferred securities as they appear on the books and records of the trust on the record date next following the termination of the deferral period. See "—Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts" below for more information on our right to defer interest payments.

Mandatory Redemption

        The trust preferred securities have no stated maturity date but will be redeemed upon the maturity of the junior subordinated debt securities issued to the trust in connection with the issuance of the trust preferred securities or to the extent the junior subordinated debt securities are redeemed prior to maturity. The junior subordinated debt securities will mature on the date specified in the applicable prospectus supplement. The junior subordinated debt securities may be redeemed at our option, to the extent specified in the applicable prospectus supplement and may also be redeemed at any time, in whole although not in part, in certain circumstances upon the occurrence of a tax event or an investment company event as described under "—Special Event Redemption" below.

        Upon maturity of the junior subordinated debt securities, the proceeds of their repayment simultaneously will be applied to redeem all outstanding trust securities at the redemption price. Upon the redemption of the junior subordinated debt securities, either at Univision's option or pursuant to a tax event or investment company event, the trust will use the cash it receives upon redemption to redeem trust securities having an aggregate principal amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed at the redemption price. Before such redemption, holders of trust securities will be given not less than 30 nor more than 60 days' notice. If fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

Special Event Redemption

        Both a tax event and an investment company event constitute special events for purposes of the redemption provisions described above.

        A tax event means that the trust has received an opinion of tax counsel to the effect that, as a result of any amendment to, change or announced proposed change in, the laws or regulations of the United States or any of its political subdivisions or taxing authorities, or written administrative or judicial decision, interpretation or application of these laws and regulations, there is more than an insubstantial risk that:

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  the trust is or within 90 days would be subject to United States federal income tax with respect to income accrued or received on the junior subordinated debt securities;

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  interest payable to the trust on the junior subordinated debt securities is not or within 90 days would not be deductible, in whole or in part, by us for United States federal income tax purposes; or

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  the trust is or within 90 days would be subject to a more than a de minimus amount of other taxes, duties or other governmental charges.

        An investment company event means that the trust has received an opinion of counsel to the effect that, as a result of an amendment to or change in the applicable laws or regulations, or written administrative or judicial decision, interpretation or application of these laws and regulations, the trust is or will be considered an investment company required to be registered under the Investment Company Act.

Redemption Procedures

        A trust may not redeem fewer than all of the outstanding trust securities unless all accumulated and unpaid distributions have been paid on all trust securities for all distribution periods terminating on or prior to the date of redemption. If fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

        If (1) a trust gives a notice of redemption of trust securities (which notice may not be conditional) and (2) we have paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debt securities, then on or before the redemption date, the property trustee will deposit with the paying agent funds sufficient to pay the applicable redemption price. Upon surrender of the trust securities to the paying agent, the holders of the trust securities will be paid the applicable redemption price plus accumulated distributions to the redemption date.

        Once notice of redemption is given, on or after the redemption date distributions will cease to accumulate and all rights of holders of trust preferred securities called for redemption will cease, except the right of the holders to receive the redemption price plus accumulated distributions. If any redemption date is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay. However, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.

        We or our subsidiaries may, at any time, and from time to time, purchase outstanding trust securities by tender, in the open market or by private agreement.

Conversion or Exchange Rights

        The terms on which the trust preferred securities or related junior subordinated debt securities will be convertible into or exchangeable for our common stock or other securities will be set forth in the applicable prospectus supplement. Those terms, if applicable, will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions under which the number of shares of our common stock or other securities to be received by the holders of trust preferred securities or related junior subordinated debt securities would be subject to adjustment.

Dissolution

        Each amended trust agreement will state that the trust will be dissolved:

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  upon our bankruptcy;

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  upon the filing of a certificate of dissolution or its equivalent with respect to us;

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  upon obtaining the consent of at least a majority in liquidation amount of the trust securities, voting together as a single class;

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  90 days after the revocation of our charter, but only if the charter is not reinstated during that 90-day period;

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  upon entry of a court order for the dissolution of us or the trust;

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  upon the redemption of all of the trust securities;

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  upon the distribution of the related junior subordinated debt securities directly to the holders of the trust securities; or

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  if prior to the issuance of the trust securities, when we and the administrative trustees have consented to dissolution of the trust.

        Upon a dissolution, after the trust pays all amounts owed to creditors, the holders of the trust securities will be entitled to receive:

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  cash equal to the total liquidation amount of each trust security specified in the applicable prospectus supplement, plus accumulated and unpaid distributions to the date of payment; or

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  junior subordinated debt securities in a total principal amount equal to the total liquidation amount of the trust securities.

        If the trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the trust on its trust securities will be paid proportionately. However, if an event of default under the related amended trust agreement occurs, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities.

Distribution of Junior Subordinated Debt Securities

        We will have the right at any time to dissolve a trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, to cause the distribution of junior subordinated debt securities issued to the trust to the holders of the trust securities in a total stated principal amount equal to the total stated liquidation amount of the trust securities then outstanding. The right to dissolve the trust and distribute the junior subordinated debt securities will be conditioned on our receipt of an opinion rendered by tax counsel that the distribution would not be taxable for United States federal income tax purposes to the holders.

Trust Enforcement Events

        Upon the occurrence of a trust enforcement event, the property trustee, as the sole holder of the junior subordinated debt securities, will have the right under the subordinated debt securities indenture to declare the principal of, interest on and premium, if any, on the junior subordinated debt securities to be immediately due and payable. A trust enforcement event under the amended trust agreement also will be an event of default under the subordinated debt securities indenture. See "—Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts."

        Under the amended trust agreement, until all trust enforcement events with respect to the trust preferred securities have been cured, waived or otherwise eliminated, the holder of the trust common securities will be deemed to have waived any trust enforcement event with respect to the trust common securities, the property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities, and only the holders of the trust preferred securities will have the right to direct the property trustee with respect to certain matters under the amended trust agreement and the subordinated debt securities indenture as it relates to the junior subordinated debt securities. If any trust enforcement event with respect to the trust preferred securities is waived by the holders of the trust preferred securities as provided in the amended trust agreement, the holder of trust common securities will agree that the waiver also constitutes a waiver of the trust enforcement event with respect to the trust common securities for all purposes under the amended trust agreement without any further act, vote or consent of the holder of trust common securities.

        Each amended trust agreement will provide that we and the administrative trustees will deliver to the property trustee within 120 days after the end of each of our fiscal years a certificate evidencing compliance with all the applicable conditions and covenants under the amended trust agreement during the last fiscal year.

        If a property trustee fails to enforce its rights under the amended trust agreement or the subordinated debt securities indenture to the fullest extent permitted by law, subject to the terms of the amended trust agreement and the subordinated debt securities indenture and to the fullest extent permitted by law, any holder of trust securities may sue us, or seek other remedies, to enforce the property trustee's rights under the amended trust agreement or the subordinated debt securities indenture without first instituting a legal proceeding against the property trustee or any other person. If a trust enforcement event occurs and is continuing as a result of our failure to pay the principal of, interest on or premium, if any, on the junior subordinated debt securities when payable, then a holder of the trust preferred securities may directly sue us or seek other remedies, to collect its proportionate share of payments owed. See "—Relationship Among the Trust Preferred Securities, the Guarantees and the Junior Subordinated Debt Securities Held By The Trust" below.

Removal and Replacement of Trustees

        Once trust securities have been issued, the number of trustees may be increased or decreased by a majority in liquidation amount of the trust common securities, and only the holder of trust common securities has the right to remove or replace the trustees of the trust, except that while an event of default in respect of the junior subordinated debt securities has occurred and is continuing, the holders of a majority of the trust preferred securities will have this right. The resignation or removal of any property or Delaware trustee and the appointment of a successor property or Delaware trustee will be effective only on the acceptance of appointment by the successor property or Delaware trustee in accordance with the provisions of the amended trust agreement. The resignation of an administrative trustee is effective upon delivery of notice of resignation.

Mergers and Sales of Assets

        A trust may not consolidate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other trust entity (each, a merger event), except as described below. A trust may, at our request and with the consent of a majority of its administrative trustees (but without the consent of the holders of its trust securities, the Delaware trustee or the property trustee), consolidate, merge with or into, or be replaced by, or convey, transfer or lease its properties or assets substantially as an entirety to, another trust, provided that:

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  the successor entity either (1) assumes all of the obligations of the trust relating to its trust securities or (2) substitutes other securities for the trust preferred securities that are substantially similar to the trust preferred securities, so long as the successor securities rank the same as the trust preferred securities for distributions and payments upon liquidation, redemption and otherwise;

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  we appoint a trustee of the successor entity who has the same powers and duties as the property trustee of the trust, as the holder of the junior subordinated debt securities;

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  the trust preferred securities are listed, or any successor securities will be listed, upon notice of issuance, on the same securities exchange or other organization that the trust preferred securities are then listed;

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  the merger event does not cause the trust preferred securities or successor securities to be downgraded by any nationally recognized rating agency;

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  the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities or successor securities in any material way, other than with respect to any dilution of the holders' interest in the new entity;

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  the successor entity has a purpose identical to that of the trust;

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  prior to the merger event, we have received an opinion of counsel stating that (1) following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act, and (2) following the merger event the trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes;

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  we directly or indirectly own all of the trust common securities of the successor entity and guarantee the obligations of the successor entity under the successor securities in the same manner as in the guarantee; and

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  the successor entity assumes all of the obligations of the trust with respect to the trustees.

        In addition, unless all of the holders of the trust preferred securities and trust common securities approve otherwise, the trust will not consolidate, merge with or into, or be replaced by, or convey, transfer or lease its properties or assets substantially as an entirety to, any other entity or permit any other entity to consolidate, merge with or into, or replace it, if, in the opinion of tax counsel, the transaction would cause the holders of the trust securities not to be treated as owning an undivided interest in the junior subordinated debt securities.

Voting Rights; Amendment of Amended Trust Agreement

        The holders of trust securities have no voting rights except as discussed under "—Removal and Replacement of Trustees" and "—Mergers and Sales of Assets" above and "—Description of the Guarantees" below and as otherwise required by law and the amended trust agreement.

        The amended trust agreement may be amended if approved by us, a majority of the administrative trustees of the trust, the property trustee and, if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware trustee, the Delaware trustee. However, if any proposed amendment provides for:

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  any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the amended trust agreement or otherwise; or

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  the dissolution, winding up or termination of the trust other than under the terms of its amended trust agreement;

then, unless the applicable prospectus supplement specifies otherwise, the holders of the trust securities as a single class will be entitled to vote on the amendment. In that case, the amendment will be effective only if approved by at least a majority in liquidation amount of the trust securities affected by the amendment. However, if any proposed amendment would adversely affect only the trust preferred securities or the trust common securities, then only the affected class will be entitled to vote on the amendment.

        In addition, if any proposed amendment provides for:

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  any action that would change the amount or timing of any distribution of the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities on a specified date; or

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  any action that would restrict the right of a holder of trust securities to institute suit for the enforcement of payment of the distribution on or after the specified date;

then, unless the applicable prospectus supplement specifies otherwise, the holders of trust securities as a single class will be entitled to vote on the amendment. In that case, the amendment will be effective only if approved by each holder of trust securities affected by the amendment.

        No amendment may be made to an amended trust agreement if that amendment would:

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  cause the trust to be characterized as other than a grantor trust for United States federal income tax purposes;

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  reduce or otherwise adversely affect the powers of the property trustee in contravention of the Trust Indenture Act; or

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  cause the trust to be deemed to be an investment company that is required to be registered under the Investment Company Act.

        As described in the form of amended trust agreement, the administrative trustees may hold a meeting to have holders of trust securities vote on an amendment or have them approve an amendment by written consent.

        If a vote by the holders of trust preferred securities is taken or a consent is obtained, any trust preferred securities owned by us or our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding, which will have the following consequences:

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  we and our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities; and

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  any trust preferred securities owned by us or our affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

        The holders of a majority of the total liquidation amount of each of the trust preferred securities and the trust common securities have the right to:

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  direct the time, method and place of conducting any proceeding for any remedy available to the property trustee;

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  direct the exercise of any trust or power conferred upon the property trustee under the amended trust agreement, including the right to direct the property trustee, as the holder of the junior subordinated debt securities;

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  exercise the remedies available under the subordinated debt securities indenture with respect to the junior subordinated debt securities;

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  consent to any amendment or modification of the subordinated indenture with respect to the junior subordinated debt securities; or

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  waive any event of default under the subordinated debt securities indenture that is waivable.

        However, the holders of a majority of the total liquidation amount of the trust common securities can exercise the foregoing rights only after all trust enforcement events with respect to the trust preferred securities have been cured, waived or otherwise eliminated. In addition, before taking any of the foregoing actions, the property trustee must obtain an opinion of tax counsel stating that, as a result of that action, the trust will continue to be classified as a grantor trust for United States federal income tax purposes and that each holder of trust securities will be treated as owning an undivided beneficial ownership interest in junior subordinated debt securities.

Information Concerning the Property Trustee

        For matters relating to compliance with the Trust Indenture Act, the property trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee and/or one or more of its affiliates may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. The property trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if the property trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

        The property trustee, other than during the occurrence and continuance of a trust enforcement event, undertakes to perform only the duties that are specifically described in the amended trust agreement and, upon a trust enforcement event, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the applicable amended trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

Information Concerning the Administrative Trustees

        Initially, there will be three administrative trustees of each trust. The administrative trustees may be officers or employees of Univision or entities affiliated with us. The administrative trustees are authorized and directed to conduct the affairs of and, among other things, to operate the trust in a way that:

  •
  will not cause it to be deemed to be an investment company required to be registered under the Investment Company Act;

  •
  will cause it to be classified as a grantor trust for United States federal income tax purposes; and

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  will cause the junior subordinated debt securities it holds to be treated as our indebtedness for United States federal income tax purposes.

        The administrative trustees are authorized to take any action, so long as it is consistent with applicable law, the certificate of trust and the amended trust agreement, that they determine to be necessary or desirable for those purposes.

Description of the Guarantees

        Except as otherwise specified in the prospectus supplement, Univision will execute a guarantee for the benefit of the holders of each series of trust preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act. The applicable prospectus supplement with respect to the trust preferred securities will identify the guarantee trustee. The terms of the guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the trust preferred securities to which it relates.

General

        Univision will irrevocably and unconditionally agree under each guarantee to pay the guarantee payments that are set forth below, to the extent specified in that guarantee, to the holders of the trust preferred securities to which the guarantee relates, to the extent that the guarantee payments are not paid by or on behalf of the related trust. We are required to pay the guarantee payments to the extent specified in the relevant guarantee regardless of any defense, right of set-off or counterclaim that we may have or may assert against any person.

        The following payments and distributions on the trust preferred securities of a trust are guarantee payments:

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  any accumulated and unpaid distributions required to be paid on the trust preferred securities of the trust, but only to the extent that the trust has funds legally and immediately available for those distributions;

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  the redemption price for any trust preferred securities that the trust calls for redemption, including all accumulated and unpaid distributions to the redemption date, but only to the extent that the trust has funds legally and immediately available for the payment; and

  •
  upon a dissolution, winding up or termination of the trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust securities of the trust or the redemption of all the trust preferred securities of the trust, the lesser of:

  •
  the sum of the liquidation amount and all accumulated and unpaid distributions on the trust preferred securities of the trust to the payment date, to the extent that the trust has funds legally and immediately available for the payment; and

  •
  the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities of the trust in liquidation of the trust.

        We may satisfy our obligation to make a guarantee payment by making that payment directly to the holders of the related trust preferred securities or by causing the trust to make the payment to those holders.

        Each guarantee will be a full and unconditional guarantee, subject to certain subordination provisions of the guarantee payments, with respect to the related trust preferred securities from the time of issuance of those trust preferred securities, except that the guarantee will only apply to the payment of distributions and other payments on the trust preferred securities when the trust has sufficient funds legally and immediately available to make those distributions or other payments.

        If we do not make the required payments on the junior subordinated debt securities that the property trustee holds under a trust, that trust will not make the related payments on its trust preferred securities.

Subordination

        Our obligations under each guarantee will be unsecured obligations of ours. Those obligations will rank:

  •
  subordinate and junior in right of payment to all of our other liabilities, other than obligations or liabilities that rank equal in priority or subordinate by their terms;

  •
  equal in priority with the junior subordinated debt securities that we may issue and similar guarantees; and

  •
  senior to our common stock.

        Each guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us, as guarantor, to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

        The terms of the trust preferred securities will provide that each holder of the trust preferred securities, by accepting those trust preferred securities, agrees to the subordination provisions and other terms of the related guarantee.

Amendments

        We may amend the guarantee without the consent of any holder of the trust preferred securities to which the guarantee relates if the amendment does not materially and adversely affect the rights of those holders. We may otherwise amend the guarantee with the approval of the holders of at least a majority of the outstanding trust preferred securities to which the guarantee relates.

Termination

        The guarantee will terminate and be of no further effect when:

  •
  the redemption price of the trust preferred securities to which it relates is fully paid;

  •
  we distribute the related junior subordinated debt securities to the holders of those trust preferred securities; or

  •
  the amounts payable upon liquidation of the related trust are fully paid.

        Each guarantee will remain in effect or will be reinstated if at any time any holder of the related trust preferred securities must restore payment of any sums paid to that holder with respect to those trust preferred securities or under that guarantee.

Certain Covenants

        We will covenant that, so long as any trust preferred securities remain outstanding, if we have given notice of our election to defer payments of interest on the junior subordinated debt securities or if there is an event of default under the guarantee or the subordinated debt securities indenture with respect to the junior subordinated debt securities (or any event of which we have knowledge that with the giving of notice or lapse of time or both would constitute an event of default under the subordinated debt securities indenture with respect to the junior subordinated debt securities and which we have not taken responsible steps to cure):

  •
  we will not make distributions related to our debt securities that rank equally with or junior to the junior subordinated debt securities, including any payment of interest, principal or premium, or repayments, repurchases or redemptions; and

  •
  we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments.

        We may, however, make the following types of distributions:

  •
  dividends paid in common stock;

  •
  dividends in connection with the implementation of a shareholder rights plan, the issuance of capital stock under any such plan or the redemption or repurchase of any rights pursuant to such plan;

  •
  payments under a guarantee to a trust holding junior subordinated debt securities of the same series;

  •
  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors; and

  •
  the purchases of fractional interests in shares of capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged.

        Because we are a holding company, the claims of creditors of our subsidiaries will have a priority over our equity rights and the rights of our creditors, including the trust, as holder of the guarantee and the junior subordinated debt securities, to participate in the assets of the subsidiary upon the subsidiary's liquidation. See "Description of Debt Securities—Consequences of Holding Company Status."

Events of Default

        An event of default will occur under any guarantee if we fail to perform any of our payment obligations under the guarantee. The holders of a majority of the trust preferred securities of any series may waive any such event of default and its consequences on behalf of all of the holders of the trust preferred securities of that series. The guarantee trustee is entitled to enforce the guarantee for the benefit of the holders of the trust preferred securities of a series if an event of default occurs under the related guarantee.

        The holders of a majority of the trust preferred securities to which a guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to that guarantee or to direct the exercise of any trust or power that the guarantee trustee holds under that guarantee. Any holder of the related trust preferred securities may institute a legal proceeding directly against us to enforce that holder's rights under the guarantee without first instituting a legal proceeding against the guarantee trustee or any other person or entity.

Information Concerning the Guarantee Trustee

        The guarantee trustee and/or one or more of its affiliates may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. The guarantee trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if the guarantee trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

        The guarantee trustee will perform only those duties that are specifically set forth in each guarantee unless an event of default under the guarantee occurs and is continuing. In case an event of default occurs and is continuing, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the guarantee trustee is under no obligation to exercise any of its powers under any guarantee at the request of any holder of the related trust preferred securities unless that holder offers reasonable indemnity to the guarantee trustee against the costs, expenses and liabilities which it might incur as a result.

Applicable Law

        The guarantees will be governed by and construed in accordance with the laws of the State of New York.

Agreement as to Expenses and Liabilities

        We will enter into an agreement as to expenses and liabilities in connection with each amended trust agreement. The agreement as to expenses and liabilities will provide that we will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the related trust to each person or entity to whom that trust becomes indebted or liable. The exceptions are the obligations of the trust to pay to the holders of the related trust preferred securities or other similar interests in the trust the amounts due to the holders under the terms of those trust preferred securities or those similar interests.

Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts

General

        The junior subordinated debt securities, which each trust that issues trust preferred securities will hold as trust assets, will be issued under a subordinated debt securities indenture relating to that series of junior subordinated debt securities. Except as described in an applicable prospectus supplement, the features of the junior subordinated debt securities will be similar to the debt securities described above under the heading "Description of Debt Securities," with the additional features summarized below.

        Junior subordinated debt securities will be issued in a principal amount equal to the aggregate stated liquidation amount of trust preferred securities plus our investment in trust common securities. The entire principal amount of the junior subordinated debt securities held by each trust will mature and become due and payable, together with any accrued and unpaid interest thereon, on the date set forth in the applicable prospectus supplement.

        If distributed to the holders of trust preferred securities upon dissolution of a trust, junior subordinated debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the relevant registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Subordination

        The junior subordinated debt securities will rank subordinated and junior in right of payment, to the extent described in the applicable prospectus supplement.

Optional Redemption

        To the extent described in the applicable prospectus supplement, we will have the right to redeem the junior subordinated debt securities, in whole or in part, from time to time, on or after the applicable redemption date at the applicable redemption price, together with interest, upon not less than 30 nor more than 60 days' notice.

Deferral of Interest Payments on Junior Subordinated Debt Securities

        We can defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement. Other details regarding the extension period will also be specified in the applicable prospectus supplement. No extension period may extend beyond the maturity of the junior subordinated debt securities. At the end of the extension period (or periods), we will pay all interest then accrued and unpaid, together with interest on the deferred amount as provided in the applicable prospectus supplement, to the extent permitted by applicable law.

        During any extension period, we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. In addition, we will not make any payments, redeem or repurchase any debt securities of equal or junior rank to the junior subordinated debt securities or make any guarantee payments on any such debt securities of our subsidiaries. We may, however, make the following types of distributions:

  •
  dividends or distributions paid in common stock;

  •
  dividends in connection with the implementation of a shareholder rights plan;

  •
  payments to a trust holding securities of the same series under a guarantee;

  •
  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors; and

  •
  the purchases of fractional interests in shares of capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged.

        Prior to the termination of any extension period for a series of junior subordinated debt securities, we may further defer payments of interest on the junior subordinated debt securities by extending the interest payment period, provided that the extension period together with all previous and further extensions thereof for the series of junior subordinated debt securities may not extend beyond five consecutive years or extend beyond the maturity of the series. Upon the termination of any extension period, and the payment of all accrued and unpaid interest on the junior subordinated debt securities then due, we may select a new extension period for the series of junior subordinated debt securities, subject to the above requirements. No interest on a series of junior subordinated debt securities during an extension period, except at the end thereof, will be due and payable.

        If the property trustee is the sole holder of the junior subordinated debt securities, we will give the property trustee notice of the selection of an extension period for such series of junior subordinated debt securities one business day prior to the earlier of:

  •
  the regular record date for the interest payment on which the extension period is to commence or relating to the interest payment on which an extension period that is being extended would otherwise terminate; or

  •
  the date a trust is required to give notice to the applicable self-regulatory organization or to holders of the trust preferred securities on the record date or the date the distribution is payable, but in any event not less than one business day prior to such record date.

        The administrative trustees will give notice of the selection of an extension period to the holders of trust preferred securities. If the property trustee is not the sole holder of a series of junior subordinated debt securities, we will give the holders of such junior subordinated debt securities notice of the selection of an extension period ten business days prior to the earlier of:

  •
  the regular record date for the interest payment on which the extension period is to commence or relating to the interest payment on which an extension period that is being extended would otherwise terminate; or

  •
  the date we are required to give notice to the applicable self-regulatory organization or to holders of the subordinated debt securities, but in any event at least two business days before such record date.

        We have no present intention to defer interest payments.

Certain Covenants

        Except as set forth in the applicable prospectus supplement:

        The subordinated debt securities indenture, as it applies to any junior subordinated debt securities, will require us to:

  •
  maintain 100% direct or indirect ownership of the trust common securities of any trust to which the junior subordinated debt securities have been issued while the junior subordinated debt securities remain outstanding; and

  •
  pay to any trust to which the junior subordinated debt securities have been issued any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes)

    imposed by the United States or any other taxing authority on that trust, so that the net amounts received and retained by that trust (after paying any taxes, duties, assessments or other governmental charges) will be not less than the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

        If there has occurred any event of default, then we may not:

  •
  declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

  •
  make any payment of interest, principal or premium, on or repay, repurchase or redeem any, debt securities (including guarantees other than the trust guarantee) issued by us which rank pari passu with or junior to the junior subordinated debt securities.

        The preceding sentence, however, will not restrict:

  •
  dividends or distributions paid in common stock;

  •
  dividends in connection with the implementation of a shareholder rights plan;

  •
  payments to a trust holding securities of the same series under a guarantee;

  •
  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors; and

  •
  the purchase of fractional interests in shares of capital stock pursuant to the conversion or exchange provision of the capital stock or the security being converted or exchanged.

        The subordinated debt securities indenture will provide that, with respect to any junior subordinated debt securities, we will not merge or consolidate with another corporation or sell or lease all or substantially all of our assets to another corporation, or purchase all or substantially all the assets of another corporation unless:

  •
  either (1) we are the continuing corporation or (2) the successor corporation, if other than us, expressly assumes the obligations evidenced by the junior subordinated debt securities issued pursuant to the subordinated debt securities indenture and our obligations under the trust guarantees;

  •
  immediately prior to and after the transaction, there would not be any events of default in the performance of any covenant or condition of the subordinated debt securities indenture as it relates to the junior subordinated debt securities; and

  •
  the transaction is permitted under the relevant amended trust agreement and guarantee and does not give rise to any breach or violation of such trust agreement or guarantee.

Modification of the Subordinated Indenture

        If we and the trustee propose a modification of the subordinated debt securities indenture or the rights of the holders of a series of junior subordinated debt securities that requires the consent of the holders of the series and the modification relates to a series of junior subordinated debt securities held by or on behalf of a Univision Trust, then:

  •
  if the consent of a majority in aggregate principal amount of junior subordinated debt securities is required, the modification will not be effective until the holders of a majority in liquidation amount of trust securities issued by the affected trust have consented to the modification; and

  •
  if the consent of each outstanding junior subordinated debt security is required, the modification will not be effective until each holder of the trust securities of the affected trust has consented to the modification.

        However, the holders of the trust common securities can vote to provide the foregoing consent only after all events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated and after the property trustee has obtained an opinion from tax counsel that the corresponding trust will not fail to be classified as a grantor trust for United States federal income tax purposes, as provided in the amended trust agreement.

Additional Events of Default

        In addition to the events of default described under "Description of Debt Securities—Events of Default," the voluntary or involuntary dissolution, winding up or termination of a Univision Trust will be an additional event of default regarding any series of junior subordinated debt securities held as trust assets, unless the dissolution, winding up or termination is in connection with the distribution of junior subordinated debt securities to holders of trust securities in liquidation of a trust, the redemption of all outstanding trust securities of such trust, or certain mergers or consolidations permitted by the amended trust agreement.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

        To the extent any action under the subordinated debt securities indenture as it relates to a series of junior subordinated debt securities is entitled to be taken by the holders of at least a specified percentage of junior subordinated debt securities, holders of the corresponding trust preferred securities may take any action if it is not taken by the property trustee of the related Univision Trust. Notwithstanding the foregoing, if an event of default has occurred and is continuing and is attributable either to:

  •
  our failure to pay the principal of, premium, if any, on or interest on the junior subordinated debt securities on the due date; or

  •
  our failure to deliver the required securities or other rights upon an appropriate conversion or exchange right election;

a holder of the related trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or premium, if any, on or interest on the junior subordinated debt securities having a principal amount equal to the liquidation amount of the trust preferred securities held by that holder or for enforcement of such conversion or exchange rights, as the case may be, which is referred to as a direct action. We may not amend the subordinated debt securities indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding. Notwithstanding any payments made to a holder of trust preferred securities by us in connection with a direct action, we shall remain obligated to pay the principal of and premium, if any, on and interest on the related junior subordinated debt securities, and we shall be subrogated to the rights of the holder of the trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by us to that holder in any direct action.

        The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related junior subordinated debt securities unless an event of default has occurred and is continuing under the applicable declaration of trust. See "—Trust Enforcement Events."

Relationship Among the Trust Preferred Securities, the Guarantees and the Junior Subordinated Debt Securities Held by the Trust

        We will guarantee payments of distributions and redemption and liquidation payments due on the trust preferred securities, to the extent the trust has funds available for the payments, to the extent described under "—Description of the Guarantees." No single document executed by us in connection with the issuance of the trust preferred securities will provide for our full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under the guarantee, the amended trust agreement and the subordinated debt securities indenture (as it relates to the relevant junior subordinated debt securities) that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities.

        As long as we make payments of interest and other payments when due on the junior subordinated debt securities held by the trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by the trust, primarily because:

  •
  the total principal amount of the junior subordinated debt securities will be equal to the sum of the total liquidation amount of the trust securities;

  •
  the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

  •
  we will pay for any and all costs, expenses and liabilities of the trust except its obligations under its trust preferred securities; and

  •
  each amended trust agreement will provide that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

        If and to the extent that we do not make payments of the junior subordinated debt securities, the trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, holders will not be able to rely upon the guarantee for payment of these amounts. Instead, holders may directly sue us or seek other remedies to collect their proportionate share of payments owed. If holders sue us to collect payment, then we will assume rights as a holder of trust preferred securities under the amended trust agreement to the extent we make a payment to holders in any such legal action.

PLAN OF DISTRIBUTION

        Univision and, in the case of trust preferred securities, a Univision Trust may sell the securities being offered hereby:

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  to or through one or more dealers;

  •
  to or through one or more underwriters;

  •
  through one or more rights offerings to our stockholders; or

  •
  through a combination of any such methods of sales.

        The distribution of such securities pursuant to any prospectus supplement may occur from time to time in one or more transactions either:

  •
  at a fixed price or prices which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurances can be given that there will be a market for any of the securities.

        We may solicit offers to purchase these securities directly or through agents designated by us from time to time. We will identify any such agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, and set forth any commission payable by us to such agent in the applicable prospectus supplement.

        If we use a broker-dealer in the sale of the securities, we will sell the securities to the dealer, as principal. The dealer, who may be deemed to be an underwriter, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

        If we use an underwriter in connection with an offering, we will execute an underwriting agreement with them at the time we sell the securities to them. Unless otherwise stated in the prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent. We will also identify any such underwriters in the applicable prospectus supplement, which they will use to make resales of the securities to the public. In connection with the sale of the securities, they may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of such securities for whom they may act as agents. Underwriters may sell such shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Accordingly, we will set forth in the applicable prospectus supplement any underwriting compensation paid by us to underwriters in connection with this offering and any discounts, concessions or commissions allowed by underwriters to participating dealers.

        We may agree to indemnify underwriters, dealers, agents, dealer managers and other persons against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which they may be required to make with respect to those liabilities. Underwriters, dealers, dealer managers and agents may engage in transactions with or perform services for us in the ordinary course of business. Underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

        We may authorize underwriters, dealers, dealer managers or other persons to solicit offers by some types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. Such contracts may be made with, for example, commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions. The prospectus supplement relating to such contracts will set forth the price to be paid for the securities, the contractual conditions, the commissions payable for solicitation of the contracts and the future delivery date(s) of the shares.

        The net proceeds to us from the sale of securities will be the purchase price of the securities less any discounts or commissions and the other attributable expenses of issuance and distribution.

LEGAL MATTERS

        O'Melveny & Myers LLP, Los Angeles, California, will pass upon the validity of the securities offered by this prospectus (other than the trust preferred securities) for Univision. Attorneys at O'Melveny & Myers LLP involved in this offering own 27,180 shares of our common stock. Richards, Layton & Finger, P.A., Wilmington, Delaware, will pass upon the validity of the trust preferred securities of the trusts under Delaware law for the Univision Trusts.

EXPERTS

        The consolidated financial statements and schedule of Univision and its subsidiaries as of December 31, 2001 and for the years ended December 31, 2001 and 2000 included in Univision's annual report on Form 10-K/A for the year ended December 31, 2002 and incorporated herein by reference were audited by Arthur Andersen LLP. After reasonable efforts, Univision has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference into such annual report or into this registration statement of Arthur Andersen LLP's audit report regarding such financial statements. Accordingly, Arthur Andersen LLP will not be liable to investors under Section 11(a) of the Securities Act because it has not consented to being named as an expert in this registration statement. Therefore, such lack of consent may limit the recovery by investors from Arthur Andersen LLP.

        Ernst & Young LLP, independent auditors, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K/A for the year ended December 31, 2002, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, which are based in part on the report of McGladrey & Pullen, LLP, independent auditors, given on the authority of such firms as experts in accounting and auditing.

        The consolidated financial statements and schedule of HBC and its subsidiaries as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002 included in the Current Report on Form 8-K of Univision have been incorporated by reference in reliance upon the report dated February 23, 2003, except for Note 4 for which the date is March 17, 2003, of KPMG LLP, independent accountants, which is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements and schedule of Entravision Communications Corporation and its subsidiaries as of December 31, 2001 and 2002 and for each of the years in the three-year period ended December 31, 2002 included in Univision Communications Inc.'s annual report on

Form 10-K/A for the year ended December 31, 2002 have been incorporated by reference in reliance upon the report dated February 7, 2003 of McGladrey & Pullen, LLP, independent auditors, which is incorporated by reference, and upon that firm as experts in accounting and auditing.

UNIVISION COMMUNICATIONS INC.

$                % Senior Notes Due 2006
$                % Senior Notes Due 2007
$                % Senior Notes Due 2008

Prospectus Supplement

Citigroup

UBS Investment Bank

October     , 2003

QuickLinks

TABLE OF CONTENTS Prospectus Supplement
ABOUT THIS PROSPECTUS SUPPLEMENT
PROSPECTUS SUPPLEMENT SUMMARY
Univision Communications Inc.
Recent Developments
The Offering
Risk Factors
Summary Selected Historical Consolidated Financial Data and Summary Selected Pro Forma Condensed Combining Financial Data
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
MANAGEMENT
DESCRIPTION OF THE NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF INFORMATION FILED WITH THE SEC
UNIVISION COMMUNICATIONS INC.
THE UNIVISION CAPITAL TRUSTS
USE OF PROCEEDS
FORWARD-LOOKING STATEMENTS
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OR EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF PURCHASE CONTRACTS
DESCRIPTION OF UNITS
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF TRUST PREFERRED SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS